                                                                     EXHIBIT 4.1
________________________________________________________________________________


                           ALCO STANDARD CORPORATION
                          CERTAIN OF ITS SUBSIDIARIES

                                      and


                     THE BANKING INSTITUTIONS NAMED HEREIN


                                      and

                            CORESTATES BANK, N.A.,
                                   as Agent

                            ______________________

                               CREDIT AGREEMENT
                            dated December 16, 1996


                               U.S. $400,000,000

________________________________________________________________________________

                               TABLE OF CONTENTS

1.  Definitions..................................................................   1
     1.1       Certain Definitions...............................................   1

2. The Credit  ..................................................................   9
     2.1       Revolving Credit Facility Loans...................................   9
               (a)   Revolving Credit Facility...................................   9
               (b)   Selected Currency...........................................  10
               (c)   The Revolving Credit Facility Notes.........................  11
     2.2       Revolving Credit Facility Funding Procedures......................  11
               (a)   Request for Advances........................................  11
               (b)   Actions by Agent............................................  12
               (c)   Availability of Funds.......................................  12
               (d)   Funding Assumptions.........................................  12
               (e)   Maximum Borrowings Outstanding..............................  13
     2.3       Swingline Loans...................................................  13
               (a)   Swingline Facility..........................................  13
               (b)   Funding Procedure...........................................  13
               (c)   Swingline Facility Note.....................................  14
     2.4       Letters of Credit.................................................  15
               (a)   General Requirements........................................  15
               (b)   Minimum Stated Amount.......................................  15
               (c)   Letter of Credit Requests...................................  15
               (d)   Letter of Credit Participations.............................  16
               (e)   Agreement to Repay Letter of Credit Drawings................  19
     2.5       Bid Option Facility...............................................  20
               (a)   Bid Loans General Requirements..............................  20
               (b)   Bid Loan Notes..............................................  20
               (c)   Procedure for Bid Borrowings................................  21
     2.6       Joint and Several Obligations.....................................  24
     2.7       Interest Rates....................................................  24
               (a)   Alternate Base Rate Loans...................................  24
               (b)   Eurocurrency Rate Loans.....................................  25
               (c)   Post Maturity Rate..........................................  25
     2.8       Fees..............................................................  25
               (a)   Facility Fee................................................  25
               (b)   Letter of Credit Fee........................................  26
               (c)   Bid Loan Fee................................................  26
     2.9       Termination or Reduction of Credit; Recomputation Date............  26
               (a)   Termination or Reduction of Credit..........................  26
               (b)   Reduction...................................................  26
               (c)   Recomputation Date..........................................  27
     2.10      Optional Loan Prepayments.........................................  27
     2.11      Payments..........................................................  28

     2.12      Illegality........................................................  29
     2.13      Increased Cost ...................................................  29
     2.14      Indemnity Against Funding Losses or Expenses......................  31
     2.15      Substitution of Bank..............................................  31

3. Representations and Warranties ...............................................  31
     3.1       Organization and Good Standing....................................  31
     3.2       Corporate Power and Authority.....................................  31
     3.3       Validity of Agreement and Notes...................................  32
     3.4       Litigation........................................................  32
     3.5       Financial Statements..............................................  32
     3.6       ERISA.............................................................  32
     3.7       Regulations G, T, U and X.........................................  33
     3.8       Compliance with Laws..............................................  33
     3.9       Taxes and Assessments.............................................  34
     3.10      Investment Company................................................  34
     3.11      Environmental Matters.............................................  34
     3.12      Liens.............................................................  34
     3.13      Disclosure Generally..............................................  34
     3.14      Ownership of Subsidiary Borrowers.................................  35

4. Conditions  ..................................................................  35
     4.1       Effectiveness of Agreement........................................  35
               (a)    Compliance.................................................  35
               (b)    Evidence of Corporate Action...............................  35
               (c)    Opinions of Counsel........................................  35
               (d)    Incumbency Certificate.....................................  35
               (e)    Executed Agreements........................................  36
               (f)    Notes......................................................  36
               (g)    Material Adverse Change....................................  36
               (h)    Satisfaction of 1994 Credit................................  36
     4.2       Conditions to Loans...............................................  36
     4.3       Copies of Documents...............................................  37

5. Covenants.....................................................................  37
     5.1       Financial Statements and Information..............................  37
     5.2       Funded Debt to Total Capitalization Ratio.........................  38
     5.3       Subsidiaries' Debt................................................  38
     5.4       Sale of Assets....................................................  39
     5.5       Mergers and Acquisitions..........................................  39
     5.6       Negative Pledge...................................................  39
     5.7       Sale, Discount of Receivables; Sale, Leaseback Transactions.......  41

     5.8       Regulations G, T, U and X.......................................... 41
     5.9       Corporate Existence................................................ 41
     5.10      Books and Records.................................................. 41
     5.11      Insurance.......................................................... 41
     5.12      Litigation; Event of Default....................................... 41
     5.13      Taxes.............................................................. 42
     5.14      Compliance with Laws............................................... 42
     5.15      Employee Benefit Plans............................................. 42
     5.16      Use of Proceeds.................................................... 42
     5.17      Continued Ownership of each Subsidiary Borrower.................... 43

6. Defaults....................................................................... 43
     6.1       Defaults........................................................... 43
     6.2       Acceleration by Reason of Default.................................. 45

7. The Banks and the Agent ....................................................... 45
     7.1       Authority of Agent................................................. 45
     7.2       Responsibility of Agent............................................ 46
     7.3       Pro-Rata Payments.................................................. 46
     7.4       Indemnification of Agent........................................... 46
     7.5       Credit Decision.................................................... 47
     7.6       The Agent as a Bank................................................ 47
     7.7       Successor Agent.................................................... 47
     7.8       Withholding Taxes.................................................. 48
     7.9       Allocations Made By Agent.......................................... 48

8. Indemnification................................................................ 48
     8.1       Indemnification of the Agent and the Banks......................... 48

9. Miscellaneous.................................................................. 49
     9.1       Notices............................................................ 49
     9.2       Effective Date, Successors and Assigns and Survival of Terms ...... 49
     9.3       Participations..................................................... 49
     9.4       Expenses........................................................... 50
     9.5       Modifications and Waivers.......................................... 50
     9.6       No Implied Rights or Waivers....................................... 50
     9.7       Offsets............................................................ 50
     9.8       Application of Payments............................................ 50
     9.9       Counterparts....................................................... 51
     9.10      Governing Law; Submission to Jurisdiction.......................... 51
     9.11      Severability of Provisions......................................... 53
     9.12      Captions........................................................... 53

     9.13      Plural and Singular................................................ 53
     9.14      Judgment Currency.................................................. 53
     9.15      Termination of the 1994 Credit..................................... 53

Exhibits
--------
A    List of Subsidiary Borrowers
B    List of Banks and Commitments
C-1  Form of Revolving Facility Note
C-2  Form of Bid Loan Note
C-3  Form of Swingline Facility Note
D    Opinion of Counsel Form
E    Opinion of Counsel to Subsidiary Borrower Form
F-1  Form of Competitive Bid Request
F-2  Form of Competitive Bid
F-3  Bid Loan Notice

                               CREDIT AGREEMENT

     This Agreement, dated December 16, 1996 between and among ALCO STANDARD CORPORATION, an Ohio corporation, with its main business office located at Valley Forge, Pennsylvania 19482 (herein called the "COMPANY"), those subsidiaries of the Company set forth on Exhibit A hereto (the "SUBSIDIARY BORROWERS"), the banking institutions named in Exhibit B attached hereto (herein called collectively the "BANKS" and individually a "BANK") and CORESTATES BANK, N.A., a national banking association, as agent for the Banks under this Agreement (herein in such capacity called the "AGENT").

                                  WITNESSETH:

     WHEREAS, the Company and the Subsidiary Borrowers anticipate the need to borrow money from time to time for working capital, acquisitions and general corporate purposes and have requested the Banks establish credit facilities and make available loans to one or more of them under the terms and conditions hereinafter set forth;

     WHEREAS, the Company, the Subsidiary Borrowers, certain of the Banks and the Agent are parties to a Credit Agreement dated December 1, 1994, as amended (the "1994 CREDIT"); and

     WHEREAS, in connection with the establishment of the credit facilities provided hereunder, the Borrower, the Subsidiary Borrowers, each Bank that is a party to the 1994 Credit and the Agent are terminating the 1994 Credit.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                                1. DEFINITIONS

     1.1 CERTAIN DEFINITIONS. The terms defined in this Section 1.1, whenever used and capitalized in this Agreement, shall, unless the context otherwise requires, have the respective meanings herein specified:

     "1934 ACT" shall have the meaning assigned to it in Section 6.1(g) hereof.
      --------

     "1994 CREDIT" shall have the meaning assigned to it in the recitals to this
      -----------
     Agreement.

     "AGENT" shall mean CoreStates Bank, N.A., a national banking association in
      -----
     its capacity as agent for the Banks hereunder.

     "ALTERNATE BASE RATE" shall mean the higher of (i) the rate of interest for
      -------------------
     commercial loans established and publicly announced by the Agent from time to time as its prime rate, or (ii) the Federal Funds Rate plus 1/2 of 1% per annum .

     "ALTERNATE BASE RATE LOAN" shall mean a Loan made at the Alternate Base
      ------------------------
     Rate pursuant to the applicable Request for Advance.

     "APPLICABLE MARGIN" shall mean with respect to each Eurocurrency Rate Loan,
      -----------------
     the margin determined by the then Applicable Rate.

     "APPLICABLE RATE" shall mean, with respect to each Eurocurrency Rate Loan
      ---------------
     or with respect to the Facility Fee and the Letter of Credit Fee payable hereunder, as the case may be, the applicable rate per annum set forth below corresponding to such Loans or fees as of the applicable date:

                                                                                  Letter of
                                       Applicable         Facility Fee           Credit Fee
Level             Ratings                Margin              Rate                   Rate

1        A+ or better from S&P       13.0 basis points    6.5 basis points     13.0 basis points
         A1 or better from Moody's

2        A from S&P                  14.0 basis points    7.0 basis points     14.0 basis points
         A2 from Moody's

3        A- from S&P                 14.5 basis points    8.0 basis points     14.5 basis points
         A3 from Moody's

4        BBB+ or lower from S&P      18.5 basis points    9.0 basis points     18.5 basis points
         Baa1 or lower from Moody's

The ratings applicable to the foregoing chart shall be based on the ratings established with respect to the Company's senior, unsecured long-term debt. If the ratings established by S&P and Moody's fall within different Levels, the Applicable Rate shall be based on the higher of the two ratings unless one of the ratings is two or more Levels higher than the other, in which case the Applicable Rate shall be determined by reference to the Level immediately above the Level determined by the lower rating. If the ratings of either S&P or Moody's changes, the Applicable Rate shall adjust, and such adjustment shall be effective, on the date on which such change in rating is first publicly announced.

     "BANK" shall mean any bank listed in Exhibit B hereto.
      ----

     "BID BORROWING" shall mean each individual loan under the Bid Loan
      -------------
     Facility.

     "BID LOAN" shall have the meaning assigned to it in Section 2.5 hereof.
      --------

     "BID LOAN BORROWING DATE" shall mean the date on which a Borrower receives
      -----------------------
     a Bid Loan.

     "BID LOAN FEE" shall have the meaning assigned to it in Section 2.9 hereof.
      ------------

     "BID LOAN LENDER" shall mean the Bank issuing the Bid Loan.
      ---------------

     "BID LOAN NOTE" shall have the meaning assigned to it in Section 2.5(b).
      -------------

     "BORROWING" shall mean a borrowing hereunder consisting of Loans made to a
      ---------
     Borrower by the Banks on a given occasion. A Borrowing is an "ALTERNATE BASE RATE BORROWING" if such Loans are Alternate Base Rate Loans or a "EUROCURRENCY RATE BORROWING" if such Loans are Eurocurrency Rate Loans.

     "BORROWER" shall mean the Company or a Subsidiary Borrower.
      --------

     "BORROWERS" shall mean the Company and each Subsidiary Borrower.
      ---------

     "BUSINESS DAY" shall mean (i) for all purposes other than as covered by
      ------------
     clauses (ii) and (iii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any U.S. Dollar Loan, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on any Eurocurrency Rate Loan, any day which is a Business Day described in clause (i) above and which is also (a) any day except a day which, in London, shall be a legal holiday or a day on which banking institutions are authorized by law or other government action to close and
     (b) a day for trading by and between banks in deposits of the Selected Currency of such Eurocurrency Rate Loans in the interbank market.

     "CODE" shall have the meaning assigned to it in Section 5.17 hereof.
      ----

     "COMMITMENT" shall have the meaning assigned to it on Exhibit B hereto
      ----------
     under the caption "Banks' Commitments and Percentages."

     "COMMITMENT PERCENTAGE" shall have the meaning assigned to it in Section
      ---------------------
     2.1(a) hereof.

     "COMPANY" shall mean Alco Standard Corporation, an Ohio corporation.
      -------

     "CONSOLIDATED NET WORTH" shall be determined in accordance with GAAP and
      ----------------------
     shall mean the sum (as reflected in the consolidated balance sheet of the Company and its Consolidated Subsidiaries) of (i) the stated dollar amount of outstanding capital stock, (ii) the stated dollar amount of additional paid in capital, if any, plus (iii) the amount of surplus and retained earnings minus (iv) the cost of treasury shares and the excess of redemption value over the stated value of preferred stock of the Company and its Consolidated Subsidiaries.

     "CONSOLIDATED SUBSIDIARIES" shall mean all Subsidiaries.
      -------------------------

     "CONSOLIDATED TOTAL ASSETS" shall mean the total assets of the Company and
       -------------------------
     its Consolidated Subsidiaries computed on a consolidated basis in accordance with GAAP.

     "CONTROLLING PERSON" shall have the meaning assigned to it in Section
      ------------------
     6.1(g) hereof.

     "CREDIT" shall mean the aggregate amounts of the Commitments of the Banks
      ------
     hereunder at any time.

     "DANISH KRONER" shall mean lawful currency of the Kingdom of Denmark.
      -------------

     "DEBT" shall mean (i) Funded Debt and (ii) any portions of notes payable
      ----
     and capital lease obligations which are classified as current liabilities.

     "DEUTSCHE MARK" shall mean lawful currency of the Federal Republic of
      -------------
     Germany.

     "EMPLOYEE BENEFIT PLAN" shall have the meaning assigned to it in Section
      ---------------------
     3.6 hereof.

     "ENVIRONMENTAL CONTROL STATUTES" shall have the meaning assigned to it in
      ------------------------------
     Section 3.11 hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
     amended.

     "ERISA AFFILIATE" shall have the meaning assigned to it in Section 3.6
      ---------------
     hereof.

     "EUROCURRENCY RATE LOAN" shall mean a Loan to be made at the LIBO Rate
      ----------------------
     pursuant to the applicable Request for Advance.

     "EURODOLLAR RATE LOAN" shall mean a Eurocurrency Rate Loan for which the
      --------------------
     Selected Currency is U.S. Dollars.

     "EVENT OF DEFAULT" shall have the meaning assigned to it in Section 6.1
      ----------------
     hereof.

     "FACILITY" shall mean either of the Revolving Credit Facility, the Bid
      --------
     Option Facility or the Swingline Facility.

     "FACILITY FEE" shall have the meaning assigned to it in Section 2.8 hereof.
      ------------

     "FAX" shall mean any means of facsimile transmission.
      ---

     "FEDERAL FUNDS RATE" shall mean the daily rate of interest announced from
      ------------------
     time to time by the Board of Governors of the Federal Reserve System in publication H.-15 as the "Federal Funds Rate," or if such publication is unavailable, such rate as is available to Agent on such day.

     "FEES" shall mean the Facility Fee, the Letter of Credit Fee and the Bid
      ----
     Loan Fee.

     "FINANCE LEASING SUBSIDIARIES" shall mean IKON Capital, Inc., a Delaware
      ----------------------------
corporation, IKON Capital Inc., a Canadian corporation, IKON Capital, PLC, an English company, and their respective successor corporations, and such additional subsidiaries whose primary business is the leasing of products distributed by Alco and its Subsidiaries.

     "FINANCIAL OFFICER" shall mean Chief Financial Officer, Treasurer or
      -----------------
     Controller.

     "FOREIGN SUBSIDIARY BORROWER" shall mean any Subsidiary Borrower that is
       ---------------------------
     not formed under the laws of the United States or any of the states therein.

     "FRENCH FRANCS"  shall mean lawful currency of the Republic of France.
      -------------

     "FUNDED DEBT" shall mean any obligation payable more than one year from the
      -----------
     date of the creation thereof which under GAAP is shown on the consolidated balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute obligations for borrowed money) and including, without limitation, the portion of any such obligation properly classified as a current liability and capitalized leases.

     "GAAP" shall mean generally accepted accounting principles applied on a
      ----
     consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as the Agent and the Company may reasonably approve, which are applicable in the circumstances and as of the date in question, and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable, in all material respects to those applied in a preceding period, except for the adoption within any permissible period of new accounting standards required by the Financial Accounting Standards Board from time to time.

     "INTEREST PERIOD" shall mean:
      ---------------

          (1) with respect to each Alternate Base Rate Borrowing the period commencing on the date of such Alternate Base Rate Borrowing and ending not more than 180 days thereafter, as the Company may elect in the applicable Request for

     Advance (and ending 90 days thereafter if the Company shall fail to so elect), provided that no Interest Period shall end later than the Revolving Credit Facility Termination Date, as applicable;

          (2) with respect to each Eurocurrency Rate Borrowing the period commencing on the date of such Eurocurrency Rate Borrowing and ending one, two, three, or six months thereafter, as the Company may elect in the applicable Request for Advance; provided that:
                                         --------

               (a) any Interest Period which would otherwise end on a day which is not a London Business Day shall be extended to the next succeeding London Business Day unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day;

               (b) any Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last London Business Day of a calendar month; and

               (c) no Interest Period shall end later than the Revolving Credit Facility Termination Date; and

          (3) with respect to each Bid Loan, the period commencing on the date of such Bid Loan and ended at the end of the applicable Bid Loan Duration, provided that no Interest Period shall end later than the Revolving Credit Facility Termination Date, as applicable.

          The end of an Interest Period shall be deemed a maturity for purposes of all Loans.

     "ISSUING BANK" shall mean CoreStates Bank, N.A.
      ------------

     "LETTER OF CREDIT" shall mean the standby letters of credit available
      ----------------
     pursuant to Section 2.4 hereof.

     "LETTER OF CREDIT FEE" shall have the meaning assigned to it in Section 2.8
      --------------------
     hereof.

     "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the aggregate
      -----------------------------
     Stated Amount of all outstanding Letters of Credit plus the aggregate amount of Unpaid Drawings.

     "LETTER OF CREDIT SUBLIMIT" shall mean $25,000,000.
      -------------------------

     "LIBO RATE" shall mean the average (rounded upward, if necessary, to the
      ---------
     next 1/16 of 1%) of the rates per annum at which the Reference Banks are offered deposits in the Selected Currency as of 11:00 a.m., London time, on the second London Business Day preceding the date of the proposed Eurocurrency Rate Borrowing by prime banks in the London interbank eurocurrency market for delivery on the date of such Borrowing, for the applicable Interest Period of such Borrowing, and in an amount equal to the aggregate amount of such Borrowing and in like funds.

     "LOAN" shall mean any Revolving Credit Facility Loan, Swingline Loan or Bid
      ----
     Loan.

     "LONDON BUSINESS DAY" shall mean any Business Day described in clause (iii)
      -------------------
     of the definition of "Business Day."

     "MAJORITY BANKS" shall mean the Banks whose Commitment Percentages under
      --------------
     this Agreement aggregate at least 51.0% of the total Commitment Percentages of all the Banks; provided, however, that for all purposes after the Loans become due and payable pursuant to Article 6 or the expiration or termination of the Revolving Credit Facility, Majority Banks shall mean Banks holding at least 51.0% of the aggregate outstanding principal amount of all Loans then outstanding.

     "MOODY'S"shall mean Moody's Investors Service, Inc.
      -------

     "MULTIEMPLOYER PLAN" shall have the meaning assigned to it in Section 3.6
      ------------------
     hereof.

     "NOTES" shall mean the Revolving Credit Facility Notes, the Bid Loan Notes
      -----
     and the Swingline Facility Note or any of them.

     "PBGC" shall have the meaning assigned to it in Section 3.6 hereof.
      ----

     "PARTICIPANT" shall have the meaning assigned to it in Section 9.3 hereof.
      -----------

     "PARTICIPATIONS" shall have the meaning assigned to it in Section 9.3
      --------------
     hereof.

     "PENSION PLAN" shall have the meaning assigned to it in Section 3.6 hereof.
      ------------

     "POUNDS STERLING" means lawful currency of the United Kingdom of England,
      ---------------
     Scotland, Northern Ireland and Wales.

     "RECOMPUTATION DATE" shall have the meaning assigned to it in Section
      ------------------
     2.10(c).

     "REFERENCE BANK" shall mean each of CoreStates Bank, N.A. and The Chase
      --------------
     Manhattan Bank, N.A.

     "REQUEST FOR ADVANCE" shall have the meaning assigned to it in Section
      -------------------
     2.3(a) hereof.

     "REVOLVING CREDIT FACILITY" shall have the meaning assigned to it in
      -------------------------
     Section 2.1(a) hereof.

     "REVOLVING CREDIT FACILITY AMOUNT" shall have the meaning assigned to it in
      --------------------------------
     Section 2.1(a) hereof.

     "REVOLVING CREDIT FACILITY COMMITMENT" shall have the meaning assigned to
      ------------------------------------
     it in Section 2.1(a) hereof.

     "REVOLVING CREDIT FACILITY LOANS" shall have the meaning assigned to it in
      -------------------------------
     Section 2.1(a) hereof.

     "REVOLVING CREDIT FACILITY NOTES" shall have the meaning assigned to it in
      -------------------------------
     Section 2.1(c).

     "REVOLVING CREDIT FACILITY TERMINATION DATE" shall have the meaning assigned to it in Section 2.1(a) hereof.

     "S&P" shall mean Standard & Poor's.
      ---

     "SECURITIZATION" means with respect to the Company and its Consolidated
      --------------
     Subsidiaries the transfer or pledge of assets or interests in assets to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance of instruments or securities that are paid principally from the cash flow derived from such assets or interests in assets.

     "SELECTED CURRENCY" shall mean, with respect to each Eurocurrency Rate
      -----------------
     Borrowing, the currency, which may be U.S. Dollars, Pounds Sterling, Deutsche Marks, French Francs, Danish Kroner, or such currency as may be approved from time to time by the Agent and the Majority Banks, so long as such Selected Currency remains freely transferable and convertible into U.S. Dollars and readily available to banks in the London interbank market, selected by the Company pursuant to Section 2.2 and designated by the Company as such in the Request for Advance for such Borrowing.

     "SIGNIFICANT SUBSIDIARY" shall mean a Subsidiary which is a 'significant
      ----------------------
     subsidiary' as defined in (S)210.1-02(v) of Regulation S-X of the Securities and Exchange Commission, 17 C.F.R. Part 210, as in effect on the date hereof.

     "SPIN-OFF" shall have the meaning assigned to it in Section 4.1(i).
      --------

     "STATED AMOUNT" of each Letter of Credit shall mean, at any time, the
      -------------
     maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

     "SUBSIDIARY" shall mean any corporation of which the Company directly or
      ----------
     indirectly owns or controls at least a majority of the outstanding stock having general voting power, including without limitation the right, under ordinary circumstances, to vote for the election of a majority of the Board of Directors of such corporation.

     "SWINGLINE FACILITY NOTE" shall have the meaning assigned to it in Section
      -----------------------
     2.3(c).

     "SWINGLINE LOANS" shall have the meaning assigned to it in Section 2.3
      ---------------
     hereof.

     "U.S. DOLLARS" or "U.S. $" means lawful currency of the United States of
      ------------      ------
     America.

     "U.S. DOLLAR EQUIVALENT" of any amount of a Selected Currency other than
      ----------------------
     U.S. Dollars on any date shall mean the equivalent amount in U.S. Dollars on such date, after giving effect to a conversion of such amount of such Selected Currency to U.S. Dollars at the buy spot rate quoted for wholesale transactions by the Agent at approximately 11:00 a.m. Philadelphia time on such date in accordance with its normal practice. The U.S. Dollar Equivalent of all Loans the Selected Currency of which is not U.S. Dollars shall be calculated as of the date two London Business Days preceding the date on which such Loan was made and thereafter as of the London Business Day immediately preceding the applicable Recomputation Date.

     "U.S. DOLLAR LOAN" shall mean an Alternate Base Rate Loan and/or a
      ----------------
     Eurodollar Rate Loan.

     "UNFUNDED PENSION LIABILITIES" shall have the meaning assigned to it in
      ----------------------------
     Section 3.6 hereof.

     "UNRECOGNIZED RETIREE WELFARE LIABILITY" shall have the meaning assigned to
      --------------------------------------
     it in Section 3.6 hereof.

     "UNPAID DRAWING" shall have the meaning assigned to it in Section 2.4
      --------------
     hereof.


                                 2. THE CREDIT

     2.1  REVOLVING CREDIT FACILITY LOANS.
          -------------------------------

     (a)  REVOLVING CREDIT FACILITY.  Each Bank severally agrees, upon the terms
          -------------------------
and conditions hereinafter set forth, to make loans to the Borrowers (the "REVOLVING CREDIT FACILITY LOANS") from time to time during the period beginning on the date hereof and ending on December 15, 2001 or on the earlier date of termination in full, pursuant to Section 2.9 or Section 6.2 hereof, of the obligations of such Bank under this Section 2.1(a) (December 15, 2001 or such earlier date of termination being herein called the "REVOLVING CREDIT FACILITY TERMINATION DATE") in amounts not to exceed at any time outstanding in the aggregate the commitment amount set forth opposite the name of such Bank on Exhibit B hereto under the caption "BANKS' COMMITMENTS AND PERCENTAGES" (each such amount, as the same may be reduced pursuant to Section 2.9 hereof being hereinafter called such Bank's "REVOLVING CREDIT FACILITY COMMITMENT"). (The Banks' collective commitment to make Revolving Credit Facility Loans shall be the "REVOLVING CREDIT FACILITY").

     The obligation of each Bank to make a Revolving Credit Facility Loan to the Borrowers at any time shall be limited to the Bank's Commitment Percentage, as defined on Exhibit B hereto under the caption "BANKS' COMMITMENTS AND PERCENTAGES" (the "COMMITMENT PERCENTAGE") times the aggregate amount of the Revolving Credit Facility Loans requested. No Bank shall be required to make any Revolving Credit Facility Loan if, immediately after giving effect to such Revolving Credit Facility Loan and the application of the proceeds thereof to the extent applied to the repayment of Revolving Credit Facility Loans, (i) the sum of (a) the aggregate principal amount of such Bank's Revolving Credit Facility Loans in U.S. Dollars outstanding, (b) the U.S. Dollar Equivalent of the aggregate principal amount of such Bank's Revolving Credit Facility Loans in a Selected Currency other than U.S. Dollars outstanding, (c) such Bank's Commitment Percentage of Swingline Loans participated pursuant to Section 2.3(b)(3) and (d) such Bank's Commitment Percentage of Letter of Credit Outstandings would exceed such Bank's Revolving Credit Facility Commitment, or
(ii) the sum of (a) the aggregate principal amount of all Revolving Credit Facility Loans in U.S. Dollars outstanding, (b) the U.S. Dollar Equivalent of the aggregate principal amount of all Revolving Credit Facility Loans in a Selected Currency other than U.S. Dollars outstanding, (c) the aggregate principal amount of all Bid Loans outstanding, (d) the aggregate principal amount of all Swingline Loans outstanding and (e) Letter of Credit Outstandings, would exceed the Revolving Credit Facility.

     The failure of any one or more of the Banks to make Revolving Credit Facility Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations hereunder, but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend under this Revolving Credit Facility exceed its Revolving Credit Facility Commitment.

     Within the limits of this Section 2.1(a) and subject to Section 2.11 below, the Borrower may borrow, prepay pursuant to Section 2.10 and reborrow under this
Section 2.1(a).

     (b)  SELECTED CURRENCY.  Subject to the provisions of this Article 2, each
          -----------------
Borrower shall have the right to receive the proceeds of Eurocurrency Rate Borrowings in either U.S. Dollars or any other Selected Currency. All Alternate Base Rate Loans shall be made in U.S. Dollars. The Selected Currency of Eurocurrency Rate Borrowings sought by a Borrower shall be designated by the Borrower in its Request for Advance for such Borrowing. All Eurocurrency Rate Loans to be made on the occasion of a particular Eurocurrency Rate Borrowing shall be made in a single currency.

     (C)  THE REVOLVING CREDIT FACILITY NOTES.  The obligation of  Borrowers to
          -----------------------------------
repay the Revolving Credit Facility Loans of each Bank shall be evidenced by a separate promissory note issued by the Borrowers in the form attached hereto as Exhibit C-1 (the "REVOLVING CREDIT FACILITY NOTES"). Each Revolving Credit Facility Note shall be in a stated amount equal to the Revolving Credit Facility Commitment of such Bank and each such Revolving Credit Facility Note shall bear interest as provided herein and be payable at the times and in the manner herein provided; provided, however, that notwithstanding the stated amount of such Revolving Credit Facility Notes, the Borrowers' liability under the Revolving Credit Facility Notes shall be limited at all times to the outstanding principal amount of the Revolving Credit Facility Loans evidenced thereby (which principal amount may be less than or may exceed the stated amount of such Revolving Credit Facility Note), plus all interest accrued thereon and the amount of all costs and expenses then payable thereunder, as established by each such Bank's books and records, which books and records shall be conclusive absent manifest error.

     2.2  REVOLVING CREDIT FACILITY FUNDING PROCEDURES.
          --------------------------------------------

     (A)  REQUEST FOR ADVANCES.  Revolving Credit Facility Loans to the
          --------------------
Borrowers on the occasion of each Borrowing shall be made pursuant to a written request by the Borrowers therefor (a "REQUEST FOR ADVANCE"), delivered to the Agent by 12:00 noon at least one Business Day, in the case of Alternate Base Rate Loans, by 12:00 noon at least three London Business Days, in the case of Eurocurrency Rate Loans for which the Selected Currency is U.S. Dollars, and by 9:30 a.m. at least three London Business Days in the case of Eurocurrency Rate Loans for which the Selected Currency is any currency other than U.S. dollars, prior to the date on which such Loan is desired, stating:

          (1) the date of such Borrowing, which shall be a Business Day in the case of an Alternate Base Rate Borrowing and shall be a London Business Day in the case of a Eurocurrency Rate Borrowing, the identities of the Borrowers and the allocation of such Loans among the Borrowers;

          (2) the amount of such Borrowing by each Borrower, which on the date of each Borrowing shall be (a) in the case of an Alternate Base Rate Borrowing, U.S. $25,000,000 in the aggregate by all Borrowers or any larger integral multiple of U.S. $1,000,000, and (b) in the case of a Eurocurrency Borrowing, the amount of the Selected Currency with a U.S. Dollar equivalent of U.S. $25,000,000 in the aggregate by all Borrowers or any larger integral multiple of the amount of the Selected Currency with a U.S. Dollar equivalent of U.S. $1,000,000;

          (3) whether the Revolving Credit Facility Loans comprising such Borrowing are to be Alternate Base Rate Loans or Eurocurrency Rate Loans;

          (4) if the Borrowing is to be comprised of Eurocurrency Rate Loans, the Selected Currency; and

          (5) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Each written Request for Advance shall be signed by an authorized officer of the Company on behalf of the Borrowers and shall be for Revolving Credit Facility Loans at a single interest rate option for all Borrowers. No Request for Advance shall become effective until actually received by the Agent.

     (B)  ACTIONS BY AGENT.  Upon the Agent's receipt of any Request for
          ----------------
Advance, such Request for Advance shall not thereafter be revocable by the Borrowers and the Agent shall promptly provide to each Bank such Request for Advance and amount of the Revolving Credit Facility Loan to be made by such Bank. In addition, upon receipt of a Request for Advance in which the Borrowers specify a Eurocurrency Rate Borrowing, the Agent shall inform each Bank of the amount of the U.S. Dollar Equivalent of such Eurocurrency Rate Loan.

     (C)  AVAILABILITY OF FUNDS.  Each Bank shall make available to the Agent
          ---------------------
the amount of such Bank's Revolving Credit Facility Loan at the main office of the Agent, or at such other office or account of the Agent as is designated in writing by the Agent to the Bank, in immediately available funds no later than 12:00 noon, Philadelphia time, on the date of each Borrowing. All such funds shall be in U.S. Dollars, in the case of Alternate Base Rate Loans, and in the applicable Selected Currency, in the case of Eurocurrency Rate Loans. On each such Borrowing date, and subject to the prior receipt of funds from each Bank, the Agent shall make available to the Borrowers in immediately available funds, no later than 2:00 p.m., Philadelphia time, all of the proceeds of the Revolving Credit Facility Loans to be made on such date upon satisfaction by the Borrowers of all the applicable conditions specified in Article 4 hereof.

     (D)  FUNDING ASSUMPTIONS.  Unless the Agent has been notified by any Bank
          -------------------
at least one Business Day prior to the date of such Revolving Credit Facility Loan that such Bank does not intend to make available to the Agent such Bank's portion of the total amount of the Loan to be made on such date, the Agent may assume that each Bank has made the amount of such Bank's Revolving Credit Facility Loan available to the Agent on the date for the Borrowing of such Revolving Credit Facility Loan and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank, which demand shall be made in a reasonably prompt manner. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers and the Borrowers shall pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent at a rate equal to (i) if recovered from such Bank, the Federal Funds Rate for three Business Days, and thereafter at the Alternative Base Rate and (ii) if recovered from the Borrowers, the rate otherwise accruing on such Revolving Credit Facility Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Commitment hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any default by such Bank hereunder.

     (E)  MAXIMUM BORROWINGS OUTSTANDING. The Borrowers may not have more than
          ------------------------------
ten Borrowings outstanding at any one time. For such purpose, one Borrowing by one Borrower or Borrowings by more than one Borrower commenced on the same date shall be deemed a single Borrowing.

     2.3  SWINGLINE LOANS.
          ---------------

     (A)  SWINGLINE FACILITY.  The Agent, in its individual capacity and under
          ------------------
the terms and subject to the conditions of this Agreement, shall provide advances in U.S. Dollars (herein called "SWINGLINE LOANS"), to the Borrowers, from time to time, as requested by the Company, provided that:

          (1) the aggregate amount of Swingline Loans outstanding at any one time shall not exceed the least of (A) $25,000,000; and (B) such amount, if any, as will, when added to the sum of (a) the aggregate principal amount of all Revolving Credit Facility Loans in U.S. Dollars outstanding, (b) the U.S. Dollar Equivalent of the aggregate principal amount of all Revolving Credit Facility Loans in a Selected Currency other than U.S. Dollars outstanding, (c) the aggregate principal amount of all Bid Loans outstanding, and (d) Letter of Credit Outstandings, would exceed the Revolving Credit Facility; and

          (2) no Swingline Loan shall be outstanding for more than thirty (30) calendar days.

     (B)  FUNDING PROCEDURE.
          -----------------

          (1) The Company may request a Swingline Loan (on their own behalf or on behalf of any Subsidiary Borrower) by delivering a Request For Swingline Loan (in the form attached hereto as Exhibit B, the "REQUEST FOR SWINGLINE LOAN") signed by an authorized officer of the Company to the Agent on or before 12:00 noon Philadelphia time on the date the Swingline Loan is to be made. Upon receipt of such Request For Swingline Loan and if the conditions provided herein shall be satisfied at the time of such receipt, the Agent shall make the Swingline Loan on the date specified therein.

          (2) Swingline Loans shall bear interest for any day at the Alternate Base Rate or at an overnight money market rate determined by the Agent in good faith if such rate is lower than the Alternate Base Rate.

          (3) The Agent may by written notice given to the Banks not later than 10:00 a.m. (Philadelphia time), on any Business Day require the Banks to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Banks will participate, which participation will be based upon each Bank's Commitment Percentage of the Swingline Loans to be participated. Each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent such Bank's Commitment Percentage of such Swingline Loan or Loans. Each Bank acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or event that, with the giving of notice or lapse of time or both would constitute an Event of Default or reduction or termination of the Revolving Credit Facility Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.2(c) with respect to Revolving Credit Facility Loans made by such Bank. Any amounts received by the Agent from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by the Agent of the proceeds of a sale of participations therein shall be promptly remitted by the Agent to the Banks that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the relevant Borrower of any default in the payment thereof.

          (4) Within the foregoing limits, the Borrowers may request Swingline Loans without regard to any minimum amount, repay them within thirty calendar days and request new Swingline Loans. The Borrowers agree that the Swingline Loans facility shall be used only for their convenience and need for very short term funds. This facility shall not be used as a substitute for Loans by continuously maintaining a significant dollar amount of Swingline Loans outstanding.

          (5) All Swingline Loans shall, in any event, be repaid by the Borrowers on the Revolving Credit Facility Termination Date.

     (C)  SWINGLINE FACILITY NOTE.  At the signing of this Agreement, the
          -----------------------
Borrowers shall deliver to the Agent a properly completed and duly executed Swingline Facility Note substantially in the form of Exhibit C-3 hereto (the "SWINGLINE FACILITY NOTE") which shall evidence the Swingline Loans made by the Agent and be payable to the order of the Agent in the principal amount equal to the $25,000,000; provided, however, that notwithstanding the stated amount of such Swingline Facility Note, the Borrowers' liability under the Swingline Facility Note shall be limited at all times to the outstanding principal amount of the Swingline Facility evidenced thereby, plus all interest accrued thereon and the amount of all costs and expenses then payable thereunder, as established by the Agent's books and records.

     2.4  LETTERS OF CREDIT.
          ------------------

     (A)  GENERAL REQUIREMENTS.

          (1) Subject to and upon the terms and conditions herein set forth, the Company, on behalf of the applicable Borrower, may request the Issuing Bank, at any time and from time to time prior to the Revolving Credit Facility Termination Date, to issue, and subject to the terms and conditions contained herein the Issuing Bank shall issue, for the account of the Borrower, one or more Letters of Credit in U.S. Dollars in such form as is approved by the Issuing Bank in its sole discretion; provided, however, that no Letter of Credit shall be issued if, upon such issuance, (A) all Letter of Credit Outstandings would exceed the Letter of Credit Sublimit or (B) the sum of (a) the aggregate principal amount of all Revolving Credit Facility Loans in U.S. Dollars outstanding, (b) the U.S. Dollar Equivalent of the aggregate principal amount of all Revolving Credit Facility Loans in a Selected Currency other than U.S. Dollars outstanding, (c) the aggregate principal amount of all Bid Loans outstanding, (d) the aggregate principal amount of all Swingline Loans outstanding and (e) Letter of Credit Outstandings, exceed the Revolving Credit Facility.

          (2) No Letter of Credit shall bear an expiry date later than 365 days from issuance, and no Letter of Credit issued less than 90 days prior to the Revolving Credit Facility Termination Date shall bear an expiry date later than 90 days from issuance.

     (B) MINIMUM STATED AMOUNT. The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Bank.

     (C)  LETTER OF CREDIT REQUESTS.

          (1) Whenever a Borrower desires that a Letter of Credit be issued for its account, the Company shall give the Issuing Bank at least five Business Days' prior written request therefor (or such shorter period of notice as the Issuing Bank may agree upon with the Borrower from time to time).

          (2) The execution and delivery of each request for a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Section 2.4. Unless the Issuing Bank has received notice from the Agent or the Majority Banks before it issues the respective Letter of Credit that one or more of the conditions specified in Section 4.2 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.4, then the Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with the terms of this Agreement and, with respect to any matters not specifically covered by this Agreement, in accordance with the Issuing Bank's usual and customary practices and any Letter of Credit Agreement in effect with such Borrower. In the event that any conflict shall exist between the terms of this Agreement and the terms of any such Letter of Credit Agreement, the terms of this

Agreement shall prevail.

     (D)  LETTER OF CREDIT PARTICIPATIONS.

          (1) Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank (other than the Issuing Bank), and each such Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Credit Facility Commitments of the Banks, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings (as defined in Section 2.4(e) hereof), there shall be an automatic adjustment to the participations pursuant to this Section 2.4(d) to reflect the new Revolving Credit Facility Commitment Percentages of the assigning and assignee Banks.

          (2) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or wilful misconduct, shall not create for the Issuing Bank any resulting liability to any Bank.

          (3) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed such amount in full in cash to the Issuing Bank pursuant to and as required by Section 2.4(e), the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank, the amount of such Bank's Commitment Percentage of such unreimbursed payment in U.S. Dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (Philadelphia time) on any Business Day, any Bank required to fund a payment under a Letter of Credit, such Bank shall make its required payment on the same Business Day. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Agent for the account of the Issuing Bank, such Bank agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand, such amount, together with interest thereon at the Federal Funds Rate, for each day from such date until the date such amount is paid to the Agent for the account of the Issuing Bank. The failure of any Bank to make available to the Agent for the account of the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above; but no Bank shall be responsible for the failure of any other Bank to make available to the Agent for the account of the Issuing Bank such other Bank's Commitment Percentage of any such payment.

          (4) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Issuing Bank any payments from the Banks pursuant to clause (3) above, the Issuing Bank shall pay to the Agent and the Agent shall promptly pay to each Bank which has paid its Commitment Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

          (5) Upon the request of any Bank, the Issuing Bank shall furnish to such Bank copies of any Letter of Credit to which the Issuing Bank is party and such other documentation relating to such Letter of Credit as may reasonably be requested by such Bank.

          (6) As between the Borrowers on the one hand and the Issuing Bank and the Banks on the other hand, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. Without limiting the generality of the foregoing, neither the Issuing Bank nor any other Bank shall be responsible (except in the case of its gross negligence or willful misconduct) for the following:

               (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any respects invalid, insufficient, inaccurate, fraudulent or forged;

               (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

               (C) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, other than material conditions or instructions that expressly appear in such Letter of Credit;

               (D) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable,, telecopier, telex or otherwise, whether or not they are encoded;

               (E)  errors in interpretation of technical terms;

               (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof;

               (G) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing of any such Letter of Credit; and

               (H) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any acts of governments.

          (7) The obligations of the Borrowers to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (B) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

               (C) any draft, certificate or any other document presented under the Letter of Credit shall prove to be forged, fraudulent, invalid or insufficient in any respect or any statement therein shall prove to be untrue or inaccurate in any respect;

               (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

               (E) the occurrence of any Event of Default or event which, with giving of notice or lapse of time, or both, would constitute an Event of Default; or

               (F) the termination of this Agreement or any Revolving Credit Facility Commitment (but only with respect to Letters of Credit issued prior to such termination).

          (8) Immediately upon the issuance by the applicable Issuing Bank of any Letter of Credit, such Issuing Bank will provide to each other Bank a copy of the Borrower's written request therefor. In addition, promptly upon receipt by the applicable Issuing Bank of fees payable with respect to a Letter of Credit, such Issuing Bank will pay to the Agent for distribution to each of the Banks (including such Issuing Bank) the Letter of Credit Fee, and shall pay to the Issuing Bank such fronting fee and customary charges as shall be agreed by the Company and the Issuing Bank.

     (E)  AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS

          (1) Each Borrower agrees to reimburse the Issuing Bank, in U.S. Dollars and in immediately available funds, for any payment made by the Issuing Bank under any Letter of Credit issued at the request of such Borrower (each such amount so paid until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date of, such payment, with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 1:00 p.m. (Philadelphia time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum equal to the Alternative Base Rate plus 200 basis points, such interest to be payable promptly following demand.

          (2) The obligations of each Borrower under this Section 2.4(e) to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Bank (including in its capacity as the Issuing Bank or as a participant in any Letter of Credit), including, without limitation, any defense based upon any non-application or misapplication by the beneficiary of the proceeds of any drawing under a Letter of Credit (each, a "DRAWING"); provided, however, that no Borrower shall be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting wilful misconduct or gross negligence on the part of the Issuing Bank.

          (3) On the Revolving Credit Facility Termination Date, the Borrowers shall deliver to the Agent cash or U.S. Treasury Bills with maturities of not more than ninety (90) days from the date of delivery (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred five percent (105%) of the Letter of Credit Outstandings, such cash or U.S. Treasury Bills and all interest earned thereon to constitute cash collateral for the Borrowers' reimbursement obligation with respect to all Letters of Credit outstanding on the Revolving Credit Facility Termination Date. If such cash collateral or U.S. Treasury Bills has not been deposited within five (5) days after the date required, one or more of the Banks shall be entitled to charge any account maintained by any Borrower with such Bank or Banks to the extent necessary to create such cash collateral. Any cash collateral deposited under this paragraph, and all interest earned thereon, shall be held by the Agent and invested and reinvested at the expense and the written direction of the Company, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

     2.5  BID OPTION FACILITY.
          -------------------

     (A)  BID LOANS GENERAL REQUIREMENTS.
          ------------------------------

          (1)  The Company may, in accordance with the provisions of this
Section 2.5, from time to time prior to the Revolving Credit Facility Termination Date request from the Banks offers to make Bid Loans in U.S. Dollars to a Borrower (the "Bid Loans"); provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers. After giving effect to the Bid Loans so requested by the Company and all other Loans to be made on the same Bid Loan Borrowing Date, at no time shall (i) the aggregate number of Bid Loans outstanding exceed five (5), provided that all Bid Loans issued on the same day for the same duration shall be deemed to be one (1) Bid Loan or (ii) the sum of
(a) the aggregate principal amount of all Revolving Credit Facility Loans in U.S. Dollars outstanding, (b) the U.S. Dollar Equivalent of the aggregate principal amount of all Revolving Credit Facility Loans in a Selected Currency other than U.S. Dollars outstanding, (c) the aggregate principal amount of all Bid Loans outstanding, (d) the aggregate principal amount of all Swingline Loans outstanding and (e) Letter of Credit Outstandings, exceed the Revolving Credit Facility.

          (2) No Bid Loan shall have a duration less than seven (7) days or greater than one hundred eighty (180) days the ("BID LOAN DURATION").

               (i) Interest on each Bid Loan (or any portion thereof) shall accrue during each Bid Loan Duration at the rate of interest per annum rounded upward to the nearest 1/100 of 1% (the "ABSOLUTE RATE") applicable to such Bid Loan.

               (ii) The principal amount of a Bid Loan is due and payable by the Company at the maturity of such Bid Loan. Accrued interest on Bid Loans shall be paid pursuant to Section 2.12 below. Interest accrued on any amount of a Bid Loan prepaid pursuant to Section 2.11 is due and payable on the date of such prepayment. The Company shall make all payments of principal and interest on each Bid Loan to the Agent and the Agent shall remit such payments to the Bid Loan Lender.

          (3) All Bid Loans shall, in any event, be repaid by the Borrowers on the Revolving Credit Facility Termination Date.

     (B)  BID LOAN NOTES.  At the signing of this Agreement, the Borrowers shall
          --------------
deliver to each Bank a properly completed and duly executed Bid Loan Note substantially in the form of Exhibit C-2 hereto (the "BID LOAN NOTES") which shall evidence the Bid Loans made by such Bank and be payable to the order of such Bank in the principal amount equal to the Revolving Credit Facility; provided, however, that notwithstanding the stated amount of such Bid Loan Notes, the Borrowers' liability under the Bid Loan Notes shall be limited at all times to the outstanding principal amount of the Bid Loans evidenced thereby, plus all interest accrued thereon and the

                                      -20
amount of all costs and expenses then payable thereunder, as established by each such Bank's books and records.

     (c)  PROCEDURE FOR BID BORROWINGS.
          ----------------------------

          (1) When the Company wishes to request offers to make Bid Loans hereunder, it shall notify the Agent by FAX of a notice in substantially the form of Exhibit F-1 (a "COMPETITIVE BID REQUEST") no later than 9:00 a.m. (Philadelphia time), two Business Days prior to the proposed Bid Loan Borrowing Date of a Bid Borrowing, specifying: (i) the date of such Bid Borrowing, which shall be a Business Day; (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $10,000,000 or in any integral multiple of $1,000,000 in excess thereof; (iii) the Bid Loan Duration applicable thereto;
(iv) the Borrower requesting such Bid Loan; and (v) the Company's account to which the proceeds of the Bid Loan should be credited. The Company may neither request Competitive Bids for more than two Bid Loan Durations in a single Competitive Bid Request nor request Competitive Bids more frequently than once every three Business Days.

          (2) Upon receipt of a Competitive Bid Request, the Agent will promptly notify each Bank by FAX of the Competitive Bid Request. Such notification shall constitute an invitation by the Company to each Bank to submit Competitive Bids to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.5(c).

          (3) Each Bank may at its sole discretion submit a bid ("COMPETITIVE BID") containing an offer or offers to make Bid Loans in response to any Competitive Bid Request. Each Competitive Bid must comply with the requirements of this Section 2.5(c)(3) and must be submitted to the Agent (which may be by FAX) at the Agent's office set forth on the signature page hereto not later than 9:45 a.m. (Philadelphia time) on the proposed Bid Loan Borrowing Date; provided that Competitive Bids submitted by the Agent (or any Affiliate of the Agent) may only be submitted if the Agent or such Affiliate notifies the Company of the terms of its Competitive Bid not later than 9:30 a.m. (Philadelphia time) on the proposed Bid Loan Borrowing Date.

          Each Competitive Bid shall be in substantially the form of Exhibit F-2, specifying therein:

               (i)    the proposed Bid Loan Borrowing Date;

               (ii) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Revolving Credit Facility Commitment of the quoting Bank, (y) must be $1,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of the Bid Loan for which Competitive Bids were requested;

               (iii) the Absolute Rate offered for each such Bid Loan and the Bid Loan Duration applicable thereto; and

               (iv)   the identity of the quoting Bank.

A Competitive Bid may contain separate offers by the quoting Bank with respect to each Bid Loan Duration specified in the related Competitive Bid Request.

               Any Competitive Bid shall be disregarded if it:

               (i) is not substantially in conformity with Exhibit F-2 or does not specify all of the information required by this Section 2.5;

               (ii)   contains qualifying, conditional or similar language;

               (iii) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Request; or

               (iv)   arrives after the time set forth in this Section 2.5.

          (4) Promptly on receipt and not later than 10:00 a.m. (Philadelphia time) on the proposed Bid Loan Borrowing Date, the Agent will notify the Company by telephone (confirmed the same day by FAX) of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with Section 2.5, and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in this Section 2.5. The Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Bid Loan Duration specified in the related Competitive Bid Request; and (2) the respective principal so offered and the Bid Loan Durations applicable thereto. Subject only to the provisions of this subsection (4), any Competitive Bid shall be irrevocable except with the written consent of the Company.

          (5) Not later than 10:15 a.m. (Philadelphia time) on the proposed Bid Loan Borrowing Date, the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to this Section 2.5 by telephone, such verbal notice to be confirmed the same day by FAX of a written notice substantially in the form of Exhibit F-3 hereto (the "BID LOAN NOTICE"), which notice shall set forth the amounts, interest rates, dates of borrowings and maturities of each Bid Loan comprising such Borrowing and of the Banks making such Loans. The Company shall be under no obligation to accept any offer and may choose to reject all offers. The Company's failure to accept an offer in accordance with the provisions of this Section 2.5 shall constitute the Company's rejection of such offer. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Bid Loan Duration that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

               (ii) each Bid Loan must be in a minimum principal amount of $10,000,000 or in any multiple of $1,000,000 in excess thereof, provided that all Bid Loans made on the same day for the same duration shall be deemed to be one (1) Bid Loan;

               (iii) acceptance of offers may only be made on the basis of ascending Absolute Rates within each Bid Loan Duration; and

               (iv) the Company may not accept any offer that is required to be disregarded pursuant to this Section 2.5(c) or that otherwise fails to comply with the requirements of this Agreement.

               (6) If offers are made by two or more Banks with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Bid Loan Duration, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Company in consultation with the Agent among such Banks as nearly as possible (in such multiples as the Company in consultation with the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Company in consultation with the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

               (7) Promptly upon receipt of notice from the Company in accordance with Section 2.5(c)(5), the Agent shall notify each Bank having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the Bid Loan Borrowing Date. Promptly following each Bid Borrowing, the Agent shall notify each Bank that submitted a Competitive Bid (and each other Bank that so requests) of the ranges of the bids submitted and the highest and lowest bids accepted for each Bid Loan Duration requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

               (8) On the Bid Loan Borrowing Date, upon satisfaction of all applicable conditions specified in Article 3 hereof, each Bank whose Competitive Bid was accepted by the Company shall make the proceeds of its Bid Loan available to the Agent by 1:00 p.m. (Philadelphia time) at the address set forth opposite its name on the signature page hereof or at such office or account as the Agent shall specify to the Banks. The Agent will make the funds so received from the Banks available not later than 3:00 p.m. (Philadelphia time) to the Company on the Bid Loan Borrowing Date by a credit to the account of the Company set forth in the Bid Loan Notice.

     2.6  JOINT AND SEVERAL OBLIGATIONS.
          ------------------------------

     (a) Each Borrower (including without limitation the Company) shall bear liability under the Notes and Letter of Credit Outstandings for all amounts as aforesaid jointly and severally with each other Borrower and whether or not such Borrower is designated in any Request for Advance as the Borrower requesting any Loans, it having been determined by each Borrower that it will benefit from the availability of credit to all Borrowers under the terms and conditions of this Agreement. Notwithstanding the foregoing, no Foreign Subsidiary Borrower shall be liable for the obligations of any other Borrower hereunder, and each Foreign Subsidiary Borrower shall be liable solely for the Loans where it is designated as Borrower, for Letters of Credit issued to it, and for its pro rata share of all fees and expenses and other sums due hereunder (other than principal and interest on the Loans) based upon the ratio of Loans and Letters of Credit outstanding to such Borrower to the total amount of Loans outstanding and Letter of Credit Outstandings hereunder.

     (b) The liability of each Borrower under this Agreement and each Note for any and all obligations of the Borrowers, individually and collectively, owed to the Banks under this Agreement and each Note shall be unconditional and absolute irrespective of (a) any lack of enforceability of any obligation, (b) any change of the time, manner, place of payment, or any other term of any obligation, (c) any law, regulation or order of any jurisdiction affecting the genuineness, validity, or rights of the Banks, individually and collectively, with respect to any obligation or any instrument evidencing any obligation, or (d) any other circumstance which might otherwise constitute a defense to or discharge of any Borrower, including, without limitation, the release of any other Borrower from such obligations. Each Borrower agrees that its obligations hereunder are irrevocable; that a separate action or actions may be brought and prosecuted against it or other remedies hereunder may be sought regardless of whether any other Borrower is joined in any such action or actions or subject to enforcement of any such remedies; and that it waives the benefit of any statute of limitations affecting its liabilities hereunder and each Note or the enforcement hereof or thereof if the action otherwise barred by such statute of limitations is brought against any other Borrower within such statute of limitations. Each Borrower hereby irrevocably waives any right of subrogation or contribution it may have against any other Borrower for amounts paid hereunder.

     2.7  INTEREST RATES.
          --------------

     (A)  ALTERNATE BASE RATE LOANS.  Each Alternate Base Rate Loan shall bear
          -------------------------
interest on the unpaid principal balance thereof from day to day at a rate per annum which at all times shall be equal to the Alternate Base Rate. Any change in such interest rate due to a change in the Alternate Base Rate shall be effective on the date of such change. Interest on an Alternate Base Rate Loan shall be computed on the basis of a year of 360 days and shall be payable quarterly on the last Business Day of each March, June, September and December after the date hereof and at maturity of the applicable Interest Period, subject to the Company's prepayment option set forth at Section 2.10 hereof.

     (B)  EUROCURRENCY RATE LOANS.   Each Eurocurrency Rate Loan shall bear
          -----------------------
interest from its date on the unpaid principal amount thereof at a rate per annum equal to the LIBO Rate plus the Applicable Margin. Interest on each Eurocurrency Rate Loan shall be computed on the basis of a year of 360 days and shall be payable at the maturity thereof, except that interest on each Eurocurrency Rate Loan having a maturity of more than three months shall be payable at intervals of three months after the date of such Loan and at maturity of the applicable Interest Period, subject to the Company's prepayment option set forth at Section 2.10 hereof.

     The Agent shall give prompt notice by FAX to the Company and to each of the Banks of the LIBO Rate determined in respect of each Eurocurrency Rate Loan and of any change therein. If the Agent shall not so notify the Company and each Bank of a rate, or if otherwise the Agent shall determine (which determination shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested Eurocurrency Rate Loan or that applicable funds in amounts sufficient to fund such Eurocurrency Rate Loan are not obtainable on reasonable terms, the Agent shall give notice of such inability or determination by FAX to the Company and to each of the Banks at least one Business Day prior to the date of the proposed Eurocurrency Rate Loan and thereupon the obligations of the Banks to make such Eurocurrency Rate Loans shall be excused, subject, however, to the right of the Company at any time thereafter to submit another such request.

     (C)  POST MATURITY RATE.  After maturity (whether by acceleration or
          ------------------
otherwise) each Loan shall bear interest at a rate per annum equal to 3% in excess of the rate otherwise in effect from time to time thereafter, from the date when due, until such Loan is fully paid, which interest shall be payable by the Borrowers on demand.

     2.8  FEES.
          ----

     (A)  FACILITY FEE.  The Borrowers agree to pay to the Agent in U.S.
          -------------
Dollars, for the account of each Bank, an annual facility fee (the "FACILITY FEE") computed on the basis of a year of 360 days, in amounts equal to the then Applicable Rate of such Bank's Revolving Credit Facility Commitment. The Facility Fee shall be payable in arrears in quarterly installments on the last Business Day of each March, June, September and December and on the Revolving Credit Facility Termination Date.

     (B)  LETTER OF CREDIT FEE.   The Borrowers agree to pay the Agent in U.S.
          --------------------
Dollars, a Letter of Credit fee (the "LETTER OF CREDIT FEE"), computed on the basis of a year of 360 days, in an amount equal to the then Applicable Rate multiplied by the Stated Amount of all outstanding Letters of Credit, which Letter of Credit Fee shall be distributed by the Agent to the Banks in accordance with their respective Commitment Percentage. The Letter of Credit Fee shall be payable in arrears in quarterly installments on the last Business Day of each March, June, September and December and on the Revolving Credit Facility Termination Date.

     (C)  BID LOAN FEE
          ------------

     The Borrowers will pay to the Agent a fee as agreed upon between the Company and the Agent (the "BID LOAN FEE") due the Agent in connection with the Competitive Bid Request, such fee to be due and payable on the date of each Competitive Bid Request.

     2.9  TERMINATION OR REDUCTION OF CREDIT; RECOMPUTATION DATE.
          ------------------------------------------------------

     (A)  TERMINATION OR REDUCTION OF CREDIT.  The Borrowers shall have the
          ----------------------------------
right at any time and from time to time, upon five Business Days' written notice to the Agent (which shall promptly relay such notice to the other Banks), to terminate in whole or reduce in part, in each case permanently but without premium or penalty, the Revolving Credit Facility, provided that each such partial reduction shall be in the aggregate amount of U.S. $25,000,000 or an integral multiple thereof, and provided that each Bank's Commitment shall be reduced pro rata in proportion to its Commitment Percentage.

     (B)  REDUCTION.  In the event the Revolving Credit Facility is reduced, the
          ---------
Borrowers shall, simultaneously with such reduction, make a prepayment of principal and interest in respect of the Alternate Base Rate Loans borrowed under such Facility in such amount as is necessary to assure that the aggregate principal amount of Loans outstanding and Letter of Credit Outstandings under such Facility immediately after such reduction will not exceed the Revolving Credit Facility as reduced. If prepayment in full of the Alternative Base Rate Loans does not reduce the amount of all Loans outstanding and Letter of Credit Outstandings under such Facility to an amount that will not exceed the Revolving Credit Facility as reduced, the Borrowers shall deposit with the Agent cash in an amount sufficient to repay that portion of the principal amount of Eurocurrency Rate Loans outstanding, with interest thereon through the end of each applicable Interest Period, as is necessary to assure that the aggregate principal amount of Loans and Letters of Credit outstanding under such Facility immediately after such reduction less the principal amount of Eurocurrency Rate Loans under each Facility repaid by such deposit will not exceed the Revolving Credit Facility as reduced, such deposit to be held by the Agent on behalf of the Banks until the maturity date of such Loans and then applied to the repayment of such Loans. If prepayment in full of the Alternative Base Rate Loans and Eurocurrency Rate Loans does not reduce the amount of all Loans outstanding and Letter of Credit Outstandings under such Facility to an amount that will not exceed the Revolving Credit Facility as reduced, the Borrowers shall deposit with the Agent cash in an amount sufficient to repay that portion of the principal amount of Bid Loans outstanding, with interest thereon through the end of each applicable Interest Period, as is necessary to assure that the aggregate principal amount of Loans outstanding and Letter of Credit Outstandings under such Facility immediately after such reduction less the principal amount of Bid Loans under each Facility repaid by such deposit will not exceed the Revolving Credit Facility as reduced, such deposit to be held by the Agent on behalf of the Banks until the maturity date of such Loans and then applied to the repayment of such Loans. Interest on amounts so held by the Agent shall accrue at the Federal Funds Rate and shall be paid to each Bank in accordance with their Commitment Percentage.

     (C)  RECOMPUTATION DATE.  Notwithstanding any other provisions of this
          ------------------
Agreement to the contrary, if there are any Eurocurrency Rate Loans outstanding the Selected Currency of which is not U.S. Dollars, the Agent shall recompute, on and as of the last day of each calendar quarter and on the date of the reduction of the Revolving Credit Facility (each such date, a "RECOMPUTATION DATE"), the U.S. Dollar Equivalent of such Eurocurrency Rate Loans. If pursuant to such recomputations the Agent determines that the aggregate principal amount of Revolving Credit Facility Loans when added to (a) the aggregate principal amount of all Bid Loans outstanding, (b) the aggregate principal amount of all Swingline Loans and (c) Letter of Credit Outstandings is greater than 105% of the Revolving Credit Facility, as then in effect, the Agent shall so advise the Borrowers, and the Borrowers shall prepay the amount in excess of 100% of the Revolving Credit Facility, together with accrued interest on the amount so prepaid within five Business Days of receipt of such notice from the Agent.

     (d)  If the Borrower prepays any Eurocurrency Rate Loan pursuant to this
Section 2.9, simultaneously with such prepayment the Borrower shall pay the applicable Bank or Banks pursuant to Section 2.14 hereof all funding costs and loss of earnings which may arise in connection with such prepayment as determined by each such Bank in good faith. The Agent shall promptly notify each Bank of each such prepayment of Loans.

     2.10 OPTIONAL LOAN PREPAYMENTS.  Any Borrower, upon two Business Days'
          -------------------------
written notice to the Agent (which shall promptly relay such notice to the other Banks), may prepay one or more Loans as such Borrower shall designate in such notice, in whole at any time or in part from time to time without premium or penalty but with accrued interest to the date of such prepayment on the principal amount being prepaid, provided that (a) each such partial prepayment shall be in the aggregate principal amount of (i) U.S. $10,000,000 plus integrals of U.S. $1,000,000, if U.S. Dollar Loans are to be prepaid, and (ii) at least $10,000,000 in U.S. Dollar Equivalent plus integrals of $1,000,000 in U.S. Dollars Equivalents, if Eurocurrency Rate Loans are to be prepaid, and shall be applied as among the Banks pro rata in accordance with their respective Commitments or, if such payment relates to a Bid Loan or Swingline Loan, based upon the proportion of such Bid Loan or Swingline Loan made by or participated to such Bank, (b) the Borrower shall specify the date, type and amount of each Loan being prepaid and (c) if such prepayment applies to Eurocurrency Rate Loans, simultaneously with such prepayment the Borrower shall pay the applicable Bank or Banks pursuant to Section 2.14 hereof all funding costs and loss of earnings which may arise in connection with such prepayment as determined by each such Bank in good faith. The Agent shall promptly notify each Bank of each such prepayment of Loans.

     2.11 PAYMENTS.
          --------

     (A) All payments (including prepayments) to a Bank of the principal of or interest on any Eurocurrency Rate Loan shall be made in the Selected Currency of such Loan, and all other payments hereunder, including in respect of any Fee and all payments (including prepayments) to a Bank of the principal of or interest on any U.S. Dollar Loan shall be made in U.S. Dollars. All payments (including prepayments) to a Bank of the principal of or interest on any Loan or in respect of any Fee shall be remitted for the account of such Bank to the Agent at the main office of the Agent, or at such office or account in London as the Agent shall specify to the Banks and the Borrowers with respect to Loans denominated in a Selected Currency other than U.S. Dollars, not later than 11 a.m. Philadelphia time or London time, as applicable, on the due date thereof in immediately available funds.

     (B) Each such payment for the account of a Bank shall be made absolutely net of, without deduction or offset for and altogether free and clear of any and all present and future taxes, levies, imposts, deductions, charges and withholdings and all liabilities with respect thereto under the laws of the United States or any foreign jurisdiction (or any state, county, or political subdivision thereof), excluding income and franchise taxes imposed on such Bank under the laws of the United States or any foreign jurisdiction (or any state, county or political subdivision thereof). If a Borrower is compelled by law to deduct any such taxes (other than such excluded taxes) or to make any such other deductions or withholdings, it will pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any income taxes under the laws of the United States or any foreign jurisdiction (or any state, county or political subdivision thereof) required to be paid by any Bank in respect of such additional amounts, shall equal the amount provided for herein or in any Note.

     (C) Any payments to a Bank of the principal or interest due under any Alternate Base Rate Loan or Eurocurrency Rate Loan or in respect of the Fee, shall be made simultaneously with corresponding payments for the respective accounts of the other Banks. All such simultaneous payments shall, as among the Banks, be in amounts pro rata in accordance with their respective Commitment Percentages. Payments received by the Agent shall be applied in accordance with
Section 9.8.

     (D) Each Revolving Credit Facility Loan shall mature on the earlier of the last day of the applicable Interest Period therefor and Revolving Credit Facility Termination Date.

     (E) If the Banks make a Loan on a day on which all or any part of outstanding Loans from the Banks denominated in the same Selected Currency are to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference

(if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent and by the Agent to the Borrowers.

     2.12 ILLEGALITY.  Notwithstanding any other provisions herein, if any
          ----------
requirement of law, regulation, order or decree of any jurisdiction applicable to any Bank (including the United States, the United Kingdom or any state, county or political subdivision thereof) or any change therein or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain certain or all of the Loans contemplated by this Agreement, such Bank shall so notify the Agent and the Borrowers and the Agent shall forthwith give notice thereof to the other Banks. Upon the giving of any such notice to the Agent and the Borrowers (a) such Bank shall no longer be obligated to make those types of Loans determined by such Bank to be unlawful and (b) the Borrowers shall prepay in full such Loans made by such Bank then outstanding, together with accrued interest thereon and any other amounts which may be due to such Bank under this Agreement (including, without limitation, amounts owing to such Bank pursuant to Sections 2.13 and 2.14) on the earlier of (i) the last day of the then current Interest Period applicable to each Loan of such Bank or (ii) on the date after which such Bank may no longer lawfully continue to maintain and fund such Loans. If a circumstance of the type described in this Section
2.12 occurs, the Banks agree to negotiate in good faith with the Borrowers to amend this Agreement to provide Loans hereunder which will not be unlawful. In addition, as soon as practicable after the Agent or any Bank obtains knowledge of any event which will cause, or is likely to cause, a circumstance of the type described in this Section 2.12, the Agent or the Bank, as the case may be, shall notify the Borrowers thereof and each affected Bank shall designate a different lending office for its Loans or take such other action to avoid the need for repayment of its Loans pursuant to this Section 2.12 to the extent that such a designation or the taking of such action would not, in the reasonable opinion of such Bank, be disadvantageous to such Bank.

     2.13 INCREASED COST.
          --------------

     (a) If Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any other requirement of law or regulation applicable to any Bank, including, without limitation, the United States or the United Kingdom or any state, county or political subdivision thereof, or any order or decree or in the interpretation or application thereof or compliance by a Bank with any request or directive (whether or not having the force of law) occurring after the date hereof from any central bank or monetary authority or other governmental authority:

          (1) does or shall subject such Bank to any tax of any kind whatsoever with respect to this Agreement or any Eurocurrency Rate Loan, or change the basis of taxation of payments to such Bank of principal, Facility Fees, interest or other amount payable hereunder (except for changes in the rate of tax on general income and similar taxes on the overall net income of such Bank in any jurisdiction); or

          (2) does or shall impose, modify or hold applicable or change any reserve, special deposit, Federal Deposit Insurance Corporation premium, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the LIBO Rate hereunder; or

          (3)  does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing, converting or maintaining advances or extensions of credit as Eurocurrency Rate Loans, or to reduce any amount receivable in respect of such Eurocurrency Rate Loans then, in any such case, the Borrowers shall promptly pay to such Bank such additional amount which will compensate the Bank for such additional cost or reduced amount receivable which the Bank deems to be material as determined by the Bank with respect to this Agreement or the Eurocurrency Rate Loans hereunder.

     (b) If any Bank shall have determined that compliance by such Bank with any applicable law, governmental rule, regulation or order of any jurisdiction applicable to such Bank (including, without limitation, the United States or the United Kingdom or any state, county or political subdivision thereof) regarding capital adequacy of banks or bank holding companies, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of such Bank's obligations hereunder to a level below that which such Bank could have achieved but for such compliance (taking into consideration such Bank's policies with respect to capital adequacy immediately before such compliance and assuming that such Bank's capital was fully utilized prior to such compliance) by an amount deemed by such Bank to be material, then, upon demand, the Borrowers shall immediately pay to such Banks as are so affected such additional amounts as shall be sufficient to compensate such Banks for such reduced return, together with interest on each such amount from four Business Days after the date demanded until payment in full thereof at the rate of interest of 3% per annum over the Alternate Base Rate. In determining such amount, such Bank may use any reasonable averaging and attribution methods. No liability or cost pursuant to this Section 2.13(b) shall be incurred by the Borrowers prior to, or relating to any period before, the date that the Borrowers receive a demand from a Bank under this Section 2.13(b).

     (c) If a Bank becomes entitled to claim any additional amounts pursuant to this Section 2.13, it shall promptly notify the Borrowers thereof. A certificate as to any additional amounts payable pursuant to the foregoing submitted by a Bank to the Borrowers shall be conclusive absent manifest error. For purposes of the application of this Section 2.13, and in calculating the amount necessary to compensate such Bank for any imposition of or increase in capital requirements or taxes hereunder, such Bank shall determine the applicability of this provision and calculate the amount payable to it hereunder in a manner consistent with the manner in which it shall apply and calculate similar compensation payable to it by other borrowers having provisions in their credit agreements comparable to this Section 2.13.

     (d) If any Bank shall, at any time, incur costs associated with reserve requirements pursuant to Regulation D in connection with the making or maintenance of any Eurocurrency Rate Loan, then the Borrowers shall immediately pay such costs to such Bank in accordance with Section 2.13(c) hereof.

     2.14 INDEMNITY AGAINST FUNDING LOSSES OR EXPENSES.  The Borrowers shall
          --------------------------------------------
indemnify each Bank against any loss, funding cost, expense or loss of earnings, which such Bank may, as a consequence of the Borrowers' failure to accept Loans requested at any time, failure to make a payment on the due date thereof or the payment, prepayment or conversion of any Eurocurrency Rate Loans or Bid Loans on a day other than the maturity date thereof, reasonably sustain or reasonably incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain such or any part thereof. If a Bank becomes entitled to claim any additional amounts pursuant to this Section 2.14, it shall promptly notify the Agent, which shall promptly notify the Borrowers thereof.

     2.15 SUBSTITUTION OF BANK.  If any Bank has demanded compensation under
          --------------------
Section 2.13 or Section 2.14, the Borrowers shall have the right, after consultation with the Agent, to seek a substitute bank or banks (which may be one or more of the Banks) to purchase the Notes for cash without recourse to such Bank and assume the Commitment of such Bank, which shall thereupon be released from all of its obligations hereunder.

                       3. REPRESENTATIONS AND WARRANTIES

     The Borrowers represent and warrant that:

     3.1  ORGANIZATION AND GOOD STANDING.  The Company, each Subsidiary Borrower
          ------------------------------
and each Significant Subsidiary is a corporation duly organized and in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation and has the power to carry on its business as now conducted. The officers of the Company have exercised due diligence to qualify the Company, and to cause the qualification of each Subsidiary Borrower and each Significant Subsidiary, as a foreign corporation in the various jurisdictions wherein the nature of the business they transact makes such qualification necessary. The Company's only Significant Subsidiaries on the date hereof are IKON Capital Inc., Alco Standard Acquisition Capital Corporation, IKON Office Solutions, Inc. and IKON Office Solutions, Inc. (Canada).

     3.2  CORPORATE POWER AND AUTHORITY.  The execution, delivery and
          -----------------------------
performance of this Agreement and the Notes are within the corporate power and authority of each Borrower, have been duly authorized by proper corporate proceedings, will not contravene any provision of law or the Certificate or Articles of Incorporation, Memorandum and Articles of Association or Bylaws or Code of Regulations of any Borrower or constitute a default under any agreement binding upon any Borrower, and do not require the consent or approval of, or registration with, any governmental body, agency or authority.

     3.3  VALIDITY OF AGREEMENT AND NOTES.  This Agreement is a legal, valid and
          -------------------------------
binding obligation of each Borrower, and the Notes when issued will be legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms.

     3.4  LITIGATION.  Except as set forth on Schedule A, there are no suits,
          ----------
litigation or other proceedings pending, or to the knowledge of any officer of any Borrower threatened, against or affecting the Company or any Subsidiary or any of their respective properties, before any court, governmental commission, bureau or other regulatory body, the outcome of which might materially and adversely affect the financial condition or business of the Company and its Subsidiaries considered in the aggregate or the ability of any Borrower to perform its obligations hereunder.

     3.5  FINANCIAL STATEMENTS.  The Company has heretofore furnished to the
          --------------------
Banks

          (a) consolidated balance sheets of the Company and its Subsidiaries as at September 30, 1996 and September 30, 1995 and the related consolidated statements of income and retained earnings, with a report thereon by Ernst & Young, independent certified public accountants, stating in comparative form the amounts for the corresponding dates and periods for the previous fiscal year. Such balance sheets and such statements of income and retained earnings fairly present the consolidated financial position of the Company and its Consolidated Subsidiaries as of the dates thereof and the results of their operations for the periods then ended and

          (b) the pro forma consolidated balance sheets of the Company and its Subsidiaries as of September 30, 1996 and the related statements of income and retained earnings, assuming the spin-off of Unisource Worldwide, Inc. to the shareholders of the Company as of such date.

All such financial statements were prepared in accordance with GAAP. Since September 30, 1996, there has not been any material adverse change in the financial condition, business or operations of the Company and its Subsidiaries.

     3.6  ERISA.  Each Employee Benefit Plan of the Company and any ERISA
          -----
Affiliate is in compliance with ERISA and the Code, where applicable, in all material respects. As of the date hereof, (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans, and (iii) the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Company and any ERISA Affiliate with respect to all Pension Plans which are Multiemployer Plans, are, in the aggregate, no more than U.S. $5,000,000. The Company and each ERISA Affiliate have complied with the requirements of ERISA Section 515 with respect to each Pension Plan which is a Multiemployer Plan. The Company and/or any ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement. No material liability on a consolidated basis to the Pension Benefit Guaranty Corporation ("PBGC") has been, or is expected by the Company or any ERISA Affiliate.

     For purposes of ERISA matters under this Agreement, "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of ERISA Section 3(3) maintained, sponsored or contributed to by the Company or any ERISA Affiliate; "ERISA AFFILIATE" means any entity that is a member of any group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which the Company is a member; "MULTIEMPLOYER PLAN" means a pension plan that is a multiemployer plan as defined in ERISA Section 4001(a)(3); "PENSION PLAN" means any Employee Benefit Plan, including a Multiemployer Plan, the funding requirements of which (under ERISA Section 302 or Code Section 412) are or, at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Company or any ERISA Affiliate; "UNFUNDED PENSION LIABILITIES" means, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with FAS number 87, over the fair market value of Pension Plan assets; and "UNRECOGNIZED RETIREE WELFARE LIABILITY" means, with respect to any Employee Benefit Plan that provides post-retirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with FAS number 106, as of the most recent valuation date that has not been recognized as an expense on the income statement of the Company and its Subsidiaries.

     3.7  REGULATIONS G, T, U AND X.  Except for Partners Securities Company,
          -------------------------
neither the Company nor any of its Subsidiaries is or will be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan made hereunder will be applied for the purpose of purchasing or carrying or trading in any such stocks or securities, or of refinancing any credit previously extended or of extending credit to others for the purpose of purchasing or carrying or trading in any such margin stocks or margin securities.

     3.8  COMPLIANCE WITH LAWS.  The Company and each Subsidiary is in
          --------------------
compliance in all material respects with all applicable laws and regulations, federal, state and local, the violation of which would have a material adverse effect on the Company and its Consolidated Subsidiaries taken as a whole; the Company and each Subsidiary possess all the material franchises, permits and licenses necessary or required in the conduct of its business, and the same are valid, binding and enforceable.

     3.9  TAXES AND ASSESSMENTS.  The Company and each Subsidiary have filed all
          ---------------------
required tax returns or have filed for extensions of time for the filing thereof, and have paid all applicable taxes, governmental charges and similar obligations, including United States federal, state and local taxes, other than taxes, governmental charges and similar obligations not yet due or which may be paid hereafter without material penalty; the Internal Revenue Service has completed audits of tax returns filed through September 30, 1992; and neither the Company nor any Subsidiary has knowledge of any material deficiency or additional assessment against it in connection with any applicable taxes not provided for in the financial statements referred to in Section 3.5 hereof.

     3.10 INVESTMENT COMPANY.  Neither the Company nor any Subsidiary is an
          ------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.11 ENVIRONMENTAL MATTERS.  The Company and each Subsidiary have received
          ---------------------
all permits and filed all notifications necessary to carry on their businesses and are in compliance in all material respects with all federal, state or local laws and regulations governing the control, removal, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products; including without limitation as provided in the provisions or the regulations, as amended, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, and the Occupational Safety and Health Act, and any regulations thereunder (all of the foregoing enumerated and non-enumerated statutes, including without limitation any applicable state or local environmental statutes, collectively the "ENVIRONMENTAL CONTROL STATUTES"), the effect of which if not received, filed or complied with could have a material adverse affect on the financial condition, business or operations of the Company and its Subsidiaries. Also, neither the Company nor any Subsidiary has received notice of potential responsibility for costs associated with responding to the release or threatened release of hazardous substances for any site where the Company's potential responsibility could have a material adverse affect on the financial condition, business or operations of the Company and its Subsidiaries.

     3.12 LIENS.  Except as disclosed on Schedule B hereto, mortgages, pledges,
          -----
security interests, encumbrances and other liens upon properties of the Company and its Subsidiaries which are in existence at the date hereof do not secure indebtedness that is, in the aggregate, material to the Company and its Consolidated Subsidiaries and do not encumber properties which are material to the Company and its Consolidated Subsidiaries.

     3.13 DISCLOSURE GENERALLY.  The representations and statements made by or
          --------------------
on behalf of the Company and its Subsidiaries in connection with this credit facility, and each Loan, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report or financial statement furnished by the Company or any Subsidiary to the Banks in connection with this credit facility or the Loans contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     3.14 OWNERSHIP OF SUBSIDIARY BORROWERS.  The Company owns, directly or
          ---------------------------------
indirectly, all of the issued and outstanding capital stock of each Subsidiary Borrower other than qualifying shares held by the directors of such Subsidiary Borrower.

                                 4. CONDITIONS

     4.1  EFFECTIVENESS OF AGREEMENT.  No Bank shall have an obligation to make
          --------------------------
a Loan hereunder unless all the following conditions shall have been satisfied on or before the date hereof, and all documents submitted and actions taken shall be, in each instance, in form and substance, satisfactory to the Agent:

     (A)  COMPLIANCE.  (i) Each Borrower shall have complied and be in
          ----------
compliance with all of the terms, covenants and conditions of this Agreement which are binding upon it, (ii) there shall exist no Event of Default and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, and (iii) the representations and warranties contained in Article 3 hereof shall be true and correct. As evidence hereof, the Agent shall have received for the account of each Bank a certificate, dated the date hereof, signed by an executive officer of the Company verifying the foregoing, to the best of his or her knowledge and belief. Each Request for Advance in respect of any Loan hereunder, and the acceptance of the proceeds of such Loan, shall constitute a reaffirmation by the officer signing such Request for Advance (to the best of his or her knowledge and belief) as of the time thereof and by the Borrowers of the continuing truth and accuracy of the foregoing.

     (B)  EVIDENCE OF CORPORATE ACTION.  The Agent shall have received copies,
          ----------------------------
certified as of the date hereof, of all corporate action taken by each Borrower to authorize this Agreement, the Notes and the borrowing hereunder, and such other evidence of corporate power and authority as the Banks shall reasonably require.

     (C)  OPINIONS OF COUNSEL.  The Agent shall have received a favorable
          -------------------
written opinion of the Company's General Counsel in the form and substance attached hereto as Exhibit D or Exhibit E, in the case of a Foreign Subsidiary.

     (D)  INCUMBENCY CERTIFICATE.  The Agent shall have received a certificate
          ----------------------
of the Secretary or an Assistant Secretary of each Borrower setting forth the name of the officer or officers of each Borrower authorized to sign on behalf of such Borrower this Agreement and the Notes and other documents and certificates to be delivered by such Borrower hereunder, together with the true signatures of such officer or officers, upon which certificate each Bank and the Agent may rely conclusively until they shall have received a further certificate of the Secretary or an Assistant

Secretary of such Borrower amending the prior certificate and submitting the signatures of the appropriate officers named in such certificate.

     (E)  EXECUTED AGREEMENTS.  The Agent shall have received this Agreement or
          -------------------
counterparts hereof executed by all parties to this Agreement.

     (F)  NOTES.  The Agent shall have received for each Bank a Revolving Credit
          -----
Facility Note and a Bid Loan Note, duly executed, completed and issued in accordance herewith.

     (G)  MATERIAL ADVERSE CHANGE.  Since September 30, 1996, there shall not
          -----------------------
have been any material adverse change in the financial condition, operations or assets of the Company and its Subsidiaries taken as a whole, and there shall not be any other event or circumstance which gives the Majority Banks reasonable grounds to conclude that any Borrower may not or will not be able to perform or observe (in the normal course) its obligations hereunder and under the Notes. Notwithstanding anything contained in this Agreement to the contrary, the Spin-off in itself shall not be deemed a material adverse change.

     (H)  SATISFACTION OF 1994 CREDIT.  The Agent shall have received evidence
          ---------------------------
acceptable to it of the termination of 1994 Credit and the satisfaction by the Company and its Subsidiaries of all obligations thereunder.

     (I)  CERTIFICATE OF COMPLIANCE.  The Agent shall have received a
          -------------------------
certificate, dated the effective date of this Agreement and signed by the President, a Vice President or a Financial Officer of the Company, confirming
(i) compliance with the conditions set forth in Section 4.2 and (ii) that all governmental and third-party approvals necessary or advisable in connection with the spin-off of Unisource Worldwide, Inc. to the shareholders of the Company (the "SPIN-OFF") and the transactions contemplated thereby and the continuing operations of the Company and its Subsidiaries after the Spin-off have been obtained and are in full force and effect, and all applicable waiting periods have expired without any action being taken or threatened by any competent authority which restrain, prevent or otherwise impose adverse conditions on the Spin-off or any of the transactions contemplated thereby.

     4.2  CONDITIONS TO LOANS.  After this Agreement has become effective, the
          -------------------
obligation of each Bank to make each Loan to be made by it hereunder is further conditioned upon the following:

     (a)  The Agent shall have received a Request for Advance;

     (b) The Company and its Subsidiaries, including but not limited to each Subsidiary Borrower, shall be in compliance with all of the terms, covenants and conditions of this Agreement which are binding upon it;

     (c) After giving effect to such Loan and the receipt of the proceeds thereof, no Event of Default or no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, shall have occurred and be continuing;

     (d) Each representation and warranty contained herein shall be true and accurate on and as of the date of the proposed Loan as though such was made on such date; provided, however, that such condition shall include the truth and accuracy of the representation contained in Section 3.14 only as such representation applies to those Subsidiary Borrowers with Loans then outstanding or to whom such Loan is to be made; and

     (e) If such Loan is requested to be made to a Subsidiary Borrower, the Agent shall have received a favorable written opinion from counsel to such Subsidiary Borrower (which counsel shall be reasonably acceptable to the Agent) in the form and substance attached hereto as Exhibit E or in such form as shall be reasonably acceptable to the Agent.

     4.3  COPIES OF DOCUMENTS.  All documents and instruments to be delivered
          -------------------
hereunder in satisfaction of the conditions set forth in Section 4.1 and Section
4.2 (other than the Notes themselves) shall be delivered in sufficient numbers of original counterparts to enable separate counterparts thereof to be furnished to the Agent and each of the Banks. Upon its receipt of the same, the Agent shall promptly supply each Bank with a counterpart of each document, certificate and other paper delivered to the Agent in fulfillment of the conditions set forth in Section 4.1 and Section 4.2.

                                 5. COVENANTS

     The covenants set forth in this Section shall be effective until the expiration or prior termination of the Commitments or until payment in full of all Notes issued and other amounts owing hereunder, whichever is later.

     5.1  FINANCIAL STATEMENTS AND INFORMATION.  The Company will furnish to
          ------------------------------------
each Bank:

          (a) as soon as available and in any event within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, copies of a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such accounting period and of the related consolidated income and retained earnings statements of the Company and its Consolidated Subsidiaries for the elapsed portion of the fiscal year ended with the last day of such accounting period, all in reasonable detail and stating in comparative form the amounts for the corresponding date and period in the previous fiscal year, and all prepared in accordance with GAAP, subject to year end audit adjustments and certified by an authorized financial officer of the Company;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, copies of consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings of the Company and its Consolidated Subsidiaries for such fiscal year, in reasonable detail and stating in comparative form the figures as of the end of and for the previous fiscal year prepared in accordance with GAAP and certified by independent public accountants of recognized standing as may be selected by the Company and reasonably satisfactory to the Agent;

          (c) concurrently with each of the financial statements furnished pursuant to the foregoing subsections (a) and (b), a certificate of the Chairman of the Board, President, a Vice President (whose duties are in the finance area) or Financial Officer, stating that in the opinion of the signer, based upon a review made under their supervision, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred is continuing, and the Company has performed and observed all of, and the Company is not in default in the performance or observance of any of, the terms and covenants hereof or, if the Company shall be in default, specifying all such defaults, and the nature thereof, of which the signer of such certificate may have knowledge;

          (d) concurrently with their being filed, mailed or delivered, as applicable, copies of all proxy statements, financial statements and reports which the Company shall send or make available generally to its shareholders, and copies of all reports on Forms 10-K, 10-Q and 8-K and all other filings and reports specifically requested by a Bank which the Company or any Subsidiary may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or an agency substituted therefor or with any securities exchange located in the United States of America; and

          (e) such other information relating to the business, affairs and financial condition of the Company and its Subsidiaries as the Agent (when requested so to do by any Bank) may from time to time reasonably request.

     5.2  FUNDED DEBT TO TOTAL CAPITALIZATION RATIO.  The Company will not
          -----------------------------------------
permit Funded Debt of the Company and its Consolidated Subsidiaries to exceed 45% of the sum of (1) Funded Debt of the Company and its Consolidated Subsidiaries plus (2) the consolidated minority interest obligations shown on the consolidated balance sheet of the Company and its Consolidated Subsidiaries plus (3) the Consolidated Net Worth of the Company and its Consolidated Subsidiaries. For purposes of calculating such ratio, Finance Leasing Subsidiaries shall be excluded from the definition of "CONSOLIDATED SUBSIDIARIES."

     5.3  SUBSIDIARIES' DEBT.  The Company will not permit any of its
          ------------------
Subsidiaries directly or indirectly to create, incur, assume, suffer to exist, guarantee or otherwise become, be or remain liable with respect to any Debt (other than Excluded Debt, as defined below) in an aggregate amount outstanding (as to all Subsidiaries) at any time in excess of 20% of Consolidated Net Worth plus the amount of Debt outstanding on the date hereof (other than Excluded Debt outstanding on the date hereof). For the purposes of this Agreement, Excluded Debt shall mean: (i) Debt owing exclusively to the Company or another Subsidiary, (ii) Debt of a Subsidiary outstanding on the date that the Company acquires such Subsidiary, (iii) Debt with respect to property to be used by the Company or its Subsidiaries, the interest on which Debt is exempt from Federal income tax pursuant to (S)103 of the Internal Revenue Code of 1986, as amended, (iv) Debt of any foreign Subsidiary that is not guaranteed by the Company or any other Subsidiary, (v) Debt of Finance Leasing Subsidiaries owing to the Company or any of its Consolidated Subsidiaries, (vi) Debt of Finance Leasing Subsidiaries to a person or persons other than the Company and its Consolidated Subsidiaries provided that such Debt is not guaranteed by the Company or any of its Consolidated Subsidiaries or
(vii) Debt hereunder or under the Existing Credit Agreement.

     5.4  SALE OF ASSETS.  The Company will not, and will not permit any
          --------------
Consolidated Subsidiary to, sell, lease or transfer all or substantially all of its assets unless (i) immediately after giving effect thereto the Company is in compliance with the covenants and provisions of this Agreement and (ii) such sale, lease or transfer shall not have any materially adverse effect upon the financial condition of the Company and its Subsidiaries taken as a whole or the Company's ability to perform its obligations hereunder. Notwithstanding this provision, any Consolidated Subsidiary that is not a Subsidiary Borrower may sell, lease or transfer all or substantially all of its assets to any other Consolidated Subsidiary or to the Company, and any Subsidiary Borrower may sell, lease or transfer all or substantially all of its assets to any other Subsidiary Borrower or to the Company.

     5.5  MERGERS AND ACQUISITIONS.  Neither the Company nor any Subsidiary
          ------------------------
Borrower will merge or consolidate with, or otherwise acquire control of the assets of, any other corporation or other entity, unless (i) the Company is the surviving or parent corporation of any merger or other acquisition involving the Company, (ii) a Subsidiary Borrower is the surviving or parent corporation of any merger or other acquisition involving one or more Subsidiary Borrowers and
(iii) the Company and each Subsidiary Borrower are in compliance with this Agreement prior to and after such merger or acquisition; provided, however, that the provisions of this Section 5.5 shall apply to a Subsidiary Borrower only if and so long as such Subsidiary Borrower has outstanding Loans.

     5.6  NEGATIVE PLEDGE.  The Company will not, and will not permit any
          ---------------
Consolidated Subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance or other lien upon any property, now owned or hereafter acquired, of the Company or any Consolidated Subsidiary (the sale with recourse of receivables or any sale and lease back of any fixed assets being deemed to be the giving of a lien thereon for money borrowed), other than:

          (a) liens existing on the date of this Agreement on any property, provided that the amount secured by any such lien is not greater than the amount secured thereby on the date of this Agreement;

     (b) liens on any property (including but not limited to margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System)) hereafter acquired existing at the time of such acquisition or created within a period of 120 days following any such acquisition to secure or provide for the payment of any part of the purchase price thereof or liens to secure indebtedness incurred to fund or refund any liens within the scope of this subsection (b) provided that the amount secured by any such lien is not greater than the amount secured thereby on the date of such acquisition or within the 120 day period, as the case may be;

     (c) liens securing indebtedness of a Consolidated Subsidiary outstanding on the date that the Company acquires such Consolidated Subsidiary;

     (d) liens for taxes, assessments or governmental charges or levies not yet due and payable or being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and no foreclosure, distraint, sale or other similar proceedings shall have been commenced;

     (e) statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (f) liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (g) liens created hereafter in connection with borrowing or pledges of receivables which liens when added to all sales and discounting transactions contemplated by Section 5.7 do not in the aggregate exceed 10% of Consolidated Net Worth;

     (h) liens, security interests and any other encumbrances on any of its treasury shares; and

     (i)  liens arising in connection with a Securitization permitted by Section
5.7 hereof, limited in each case to the accounts therein or in any trust or similar entity utilized to effect such Securitizations and to any equipment giving rise to such accounts.

     5.7  SALE, DISCOUNT OF RECEIVABLES; SALE, LEASEBACK TRANSACTIONS.  The
          -----------------------------------------------------------
Company will not, and will not permit its Consolidated Subsidiaries to, enter into any Securitization which, when added to the aggregate amount of all Securitizations then outstanding, exceeds the lesser of 15% of Consolidated Total Assets or $775,000,000. Exclusive of such Securitizations, the Company will not, and will not permit its Consolidated Subsidiaries to, sell or discount receivables with recourse or sell and lease back fixed assets the aggregate amount of which when added to all liens permitted by Section 5.6(g) exceed 10% of Consolidated Net Worth.

     5.8  REGULATIONS G, T, U AND X.  The Company will not, and will not permit
          -------------------------
any Subsidiary to, use Borrowings hereunder in any manner which may cause a violation of or non-compliance with Regulations G, T, U or X of the Board of Governors of the Federal Reserve Board.

     5.9  CORPORATE EXISTENCE.  The Company will maintain its existence and,
          -------------------
except as otherwise allowed by Section 5.5 above, the existence of each Subsidiary in good standing as a business corporation under the laws of the jurisdiction of its incorporation, and remain qualified and cause each Subsidiary to remain qualified to do business in all jurisdictions wherein the nature of the business it transacts or the character of the properties owned by it makes such qualification necessary.

     5.10 BOOKS AND RECORDS.  The Company will keep and maintain, and cause each
          -----------------
Subsidiary to keep and maintain, satisfactory and adequate books and records of account in accordance with GAAP and make or cause the same to be made available to Banks or their agents or nominees at any reasonable time upon reasonable notice for inspection and to make extracts thereof.

     5.11 INSURANCE.   The Company will insure and keep insured, and cause each
          ---------
Subsidiary to insure and keep insured, with reputable insurance companies, so much of their respective properties, to such an extent and against such risks (including liability and fire) as companies engaged in similar businesses customarily insure properties of a similar character; or, in lieu thereof, the Company or any one or more of its Subsidiaries will maintain or cause to be maintained a system or systems of self-insurance which will be in accord with the approved practices of companies owning or operating properties of a similar character and maintaining such systems, and, in such cases of self-insurance, maintain or cause to be maintained an insurance reserve or reserves in adequate amounts.

     5.12 LITIGATION; EVENT OF DEFAULT.  The Company will notify the Banks in
          ----------------------------
writing immediately of the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which might materially or adversely affect its and its Subsidiaries' business, operations or financial condition (taken as a whole), or the occurrence of any Event of Default hereunder or an event which with the passage of time or the giving of notice or both would constitute an Event of Default hereunder.

     5.13 TAXES.  The Company will pay and discharge, and cause each Subsidiary
          -----
to pay and discharge, all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any material penalty for non-payment or late payment is incurred, unless the same is currently being contested in good faith by appropriate proceedings and reserves in accordance with GAAP are being maintained.

     5.14 COMPLIANCE WITH LAWS.  The Company will comply and cause each
          --------------------
Subsidiary to comply in all material respects with all local, state and federal laws and regulations material to its business and operations, including but not limited to: (i) all rules and regulations of the Securities and Exchange Commission, (ii) local, state and federal laws governing the control, removal, spill, release, or discharge of hazardous or toxic wastes, substances or petroleum products, including without limitation the Environmental Control Statutes, and (iii) the provisions and requirements of all franchises, permits and licenses applicable to its business, including, but not limited to, those required by the Environmental Control Statutes. The Company shall notify the Banks promptly in detail of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or if the Company receives notice of potential responsibility for the release or threatened release of hazardous substances, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or both or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority or the creation of potential responsibility for releases or threatened releases of hazardous substances, if any of the foregoing would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     5.15 EMPLOYEE BENEFIT PLANS.  The Company will and will cause each ERISA
          ----------------------
Affiliate (a) to comply in all material respects with the provisions of ERISA to the extent applicable to any Employee Benefit Plan maintained by it and cause all Employee Benefit Plans maintained by it to satisfy the conditions under the Internal Revenue Code of 1986, as amended (the "CODE"), for tax qualification of all such plans intended to be tax qualified; and (b) to avoid (1) any material accumulated funding deficiency (within the meaning of ERISA section 302 and Code section 412(a)) (whether or not waived) (2) any act or omission on the basis of which it or an ERISA Affiliate might incur a material liability to the PBGC (other than for the payment of required premiums) or to a trust established under ERISA section 4049; (3) any transaction with a principal purpose described in ERISA section 4069; and (4) any act or omission that might result in the assessment by a Multiemployer Plan of withdrawal liability against the Company or any ERISA Affiliate, but only to the extent that the liability arising from a failure to comply with any covenant set forth in (a) or (b) of this Section 5.15 could reasonably be expected to result in a liability to the Company or a Subsidiary or an ERISA Affiliate for any one such event in excess of U.S. $10,000,000.

     5.16 USE OF PROCEEDS.  Each Borrower shall use the proceeds of its Loans to
          ---------------
repay any and all loans outstanding under the 1994 Credit, to pay all other obligations under the 1994 Credit and for working capital, acquisitions and general corporate purposes.

     5.17 CONTINUED OWNERSHIP OF EACH SUBSIDIARY BORROWER.  The Company shall
          -----------------------------------------------
continue to own, directly or indirectly, all of the issued and outstanding capital stock of each Subsidiary Borrower, other than qualifying shares held by the directors of such Subsidiary Borrower; provided, however that this Section
5.17 shall apply to the Company's direct or indirect ownership of a Subsidiary Borrower (i) as a condition to such Subsidiary Borrower obtaining a Loan hereunder and (ii) if and so long as such Subsidiary Borrower has outstanding Loans.

                                  6. DEFAULTS

     6.1  DEFAULTS.  Any of the following shall constitute an "EVENT OF DEFAULT"
          --------
with respect to this Agreement and the Notes:

          (a) Failure of any Borrower to pay any amount payable on account of the principal of or interest on any Note when due, or the failure to pay any Fee or other payment due hereunder within 10 days after the same shall become due;

          (b) Failure of any Borrower to observe or perform any term, covenant or agreement contained in this Agreement, the Notes or any other document evidencing the Loans (other than that specified in (a) above) and the continuation of such failure for 30 days after written notice thereof has been given to the Borrowers by the Agent at the request of the holder of any Note (including but not limited to itself);

          (c) Any statement, certificate, report, representation or warranty made or furnished by any Borrower in this Agreement or in compliance with the provisions hereof shall prove to have been false or misleading in any material respect at the time when made;

          (d) Any obligation(s) of the Company and/or any Subsidiary in excess of U.S. $15,000,000, individually or in the aggregate (as principal or guarantor or other surety), to any person other than the Banks in connection with this Agreement and the Notes for borrowed money (other than the Notes) shall become or is declared to be due and payable prior to its stated maturity or any event of default or event which with the passing of time or notice or both shall have occurred the effect of which permits payment of any such obligation to be demanded prior to its stated maturity;

          (e) If (1) any Employee Benefit Plan shall cease to have "QUALIFIED" status under the Code, (2) the minimum funding standards applicable to any Employee Benefit Plan shall not be complied with, (3) any excise tax or tax lien shall be incurred in connection with any Employee Benefit Plan and the administration thereof, (4) any claim shall be incurred with respect to any Employee Benefit Plan other than in the ordinary operation of such Plan,
     (5) any "PROHIBITED TRANSACTION" as defined by the Code or ERISA shall have occurred, (6) any liability shall be incurred to the PBGC, (7) any withdrawal liability shall be incurred with respect to a Multiemployer Plan, (8) any liability shall be incurred in connection with a failure to make timely reports and filings with respect to Employee Benefit Plans, or (9) any other thing shall have occurred with respect to any Employee Benefit Plan, the result of which (in any one of the foregoing clauses (1) through (8), any combination of said clauses, or otherwise) is that the Company or any Subsidiary, in the reasonable judgment of the Majority Banks, has or is likely to incur liabilities (whether the liability is direct or indirect, current or deferred, fixed or contingent) of U.S. $10,000,000 or more;

          (f) Any judgment or judgments against the Company and/or any Subsidiary or any attachments against any of their assets or property in an amount in excess of U.S. $10,000,000 in any one instance or in the aggregate shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days;

          (g) If (1) any person or group within the meaning of (S)13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 ACT") and the rules and regulations promulgated thereunder shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing twenty percent (20%) of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (hereinafter called a "CONTROLLING PERSON"); or (2) a majority of the Board of Directors of the Company shall cease for any reason to consist of (A) individuals who on the date of this Agreement were serving as directors of the Company and (B) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the Board is recommended or approved by a majority of the Board of Directors of the Company. For purposes of clause
     (1) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing this Section 6.1(g) as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group have the voting power specified in clause (1).

          (h) The Company and/or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing inability, to pay its Debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or
     (vii) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

          (i) An order, judgment or decree shall be entered, without the application, approval or consent of the Company and/or any Subsidiary by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or such Subsidiary or appointing a receiver, trustee or liquidator of the Company or such Subsidiary or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 consecutive days; or

          (j) The Company shall fail to continue to maintain its ownership of each of the Subsidiary Borrowers to the extent required by Section 5.17.

     6.2  ACCELERATION BY REASON OF DEFAULT.  If an Event of Default occurs
          ---------------------------------
under Section 6.1(a) through Section 6.1(g) or Section 6.1(j) above, the Agent shall (a), if requested by the Majority Banks, immediately terminate the Commitments by notice in writing to the Borrowers and (b), if requested by the Majority Banks, immediately declare the Notes to be and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived. Simultaneously with the giving of any such notice to the Borrowers, the Agent shall notify the Banks of any such action. If an Event of Default occurs under Section 6.1(h) or Section 6.1(i) above, then, forthwith and without any election or notice, the Commitments shall terminate and the Notes shall forthwith become due and payable without presentment, demand or other notice of any kind, all of which are hereby expressly waived.

                          7. THE BANKS AND THE AGENT

     7.1  AUTHORITY OF AGENT.  Each of the Banks authorizes the Agent to act on
          ------------------
its behalf to the extent herein provided and to exercise such other powers as are reasonably incidental thereto, including the receipt of all payments of principal of and interest on the Notes, fees and other amounts payable hereunder, with full power and authority as attorney-in-fact for the Banks to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to any Borrower or its creditors or affecting its properties and to take such other action for the protection, collection and enforcement of the Notes as the Agent may deem advisable. The Agent may take any such action in its discretion and shall take such action for the protection, collection and enforcement of the Notes as may be requested by the Majority Banks. The relationship between the Agent and each Bank has no fiduciary aspects, and the Agent's duties (as Agent) hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Note shall be construed to impose on the Agent any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions hereunder, the Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for the Borrowers. As to matters not expressly provided for in this Agreement or any Note, the Agent shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Majority Banks and their respective successors and assigns; provided, however, that in no event shall the Agent be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any Note or applicable law, and the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to the Agent for any purpose shall, in the reasonable opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished. The Majority Banks may revoke the authority of the Agent set forth herein effective upon receipt of written notice by the Agent of such revocation. The Agent shall promptly notify the Banks of any Event of Default.

     7.2  RESPONSIBILITY OF AGENT.  In performing its functions and duties
          -----------------------
hereunder on behalf of the Banks, the Agent shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted in the absence of gross negligence or willful misconduct. Each Borrower shall certify to the Agent the names and signatures of its officers authorized to sign Notes, execute certificates and otherwise act in respect hereof, and the Agent may conclusively rely thereon until receipt by it of notice to the contrary. The Agent shall be entitled to rely upon any opinion of counsel (including counsel for the Borrowers) in relation to this Agreement. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it. The Agent shall promptly notify the Borrowers of any such notice received by it.

     7.3  PRO-RATA PAYMENTS. If any Bank, by exercising any right of set-off or
          -----------------
counterclaim or otherwise, receives payment of principal or interest or other amount due on any Loan or Letter of Credit, which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans or Letter of Credit obligations held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Loans and Letter of Credit Outstandings due such Bank (prior to receiving any payment for which an adjustment must be made under this Section 7.3)) in relation to the aggregate outstanding Loans and Letter of Credit Outstandings due all the Banks (prior to receiving any payment of which an adjustment must be made under this Section 7.3).

     7.4  INDEMNIFICATION OF AGENT.  Each of the Banks agrees (which agreement
          ------------------------
shall survive payment of the Notes) to indemnify the Agent (to the extent not reimbursed by the Borrowers), in amounts which are pro rata to their respective Commitments, if such amounts are due prior to the making of the Loans hereunder, and thereafter to the outstanding principal amount of their respective

Loans, from and against any and all losses, claims, damages, liabilities and expenses which may be imposed on, incurred by or asserted against the Agent in any way related to or arising out of this Agreement, the Notes or the Loans or any action taken or omitted by the Agent, except any losses, claims, damages, liabilities or expenses resulting from the Agent's gross negligence or willful misconduct; provided, however, that in the event any Bank is required hereunder to make available to the Agent the amount of a Loan, and any such Bank fails to make such amount available to the Agent, such Bank agrees to indemnify the Agent to the extent provided in Section 2.2 hereof. All reasonable expenses, including reasonable counsel fees, incurred by the Agent in taking any action hereunder shall be borne, subject to the Borrowers' liability therefor, by the Banks pro rata in accordance with their respective Commitment Percentages under this Agreement, and the Banks hereby agree to reimburse the Agent for all such expenses on request.

     7.5  CREDIT DECISION.  Each Bank acknowledges that it has, independently
          ---------------
and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Each of the Banks agrees that the Agent shall not have any responsibility for the accuracy or adequacy of any information contained in any document, or any oral information, supplied to such Bank by the Borrowers directly or through the Agent.

     7.6  THE AGENT AS A BANK.  With respect to its Commitment and the Loans
          -------------------
made and to be made by it, CoreStates Bank, N.A. shall have the same rights, powers and obligations under this Agreement and its Notes as the other Banks and may exercise the same as if it were not the Agent, and the terms "BANK" and "BANKS" as used herein shall, unless otherwise expressly indicated, include CoreStates Bank, N.A. in its individual capacity. CoreStates Bank, N.A. and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, any Borrower and its affiliates from time to time, all as if the Agent were not the agent hereunder and without any duty to account therefor to any Bank.

     7.7  SUCCESSOR AGENT.  The Agent may resign at any time by giving written
          ---------------
notice of such resignation to the Banks and the Borrowers, such resignation or removal to be effective only upon the appointment of a successor Agent as hereinafter provided. Upon any such notice of resignation, the Banks other than the Bank, if any, then serving as Agent shall jointly appoint a successor Agent upon written notice to the Borrowers and the retiring Agent. If no successor Agent shall have been jointly appointed by such Banks and shall have accepted such appointment within 30 days after the retiring Agent shall have given notice of resignation, the retiring Agent may, upon notice to the Borrowers and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

     7.8  WITHHOLDING TAXES.  Each Bank (a) represents and warrants to, and
          -----------------
agrees with, the Agent that with respect to Loans to Borrowers that are not Foreign Subsidiaries under applicable law and treaties no taxes will be required to be withheld by the Agent with respect to any payments to be made to such Bank hereunder, and (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent prior to the time that the Agent pays over to such Bank its portion of any payment of interest or principal or their amounts hereunder either (i) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Bank claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all interest payments hereunder) and (ii) a new Form 1001 or Form 4224 upon the obsolescence of any previously delivered form or comparable statements in accordance with applicable U.S. laws and regulations and amendments thereto, duly executed and completed by such Bank, and (c) agrees to comply, from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption. Upon request of the Agent from time to time, each Bank shall deliver to the Agent such evidence of compliance with this Section as the Agent requires.

     7.9  ALLOCATIONS MADE BY AGENT.  As between the Agent and the Banks, unless
          -------------------------
a Bank objecting to a determination or allocation made by the Agent pursuant to this Agreement delivers to the Agent written notice of such objection within one hundred twenty (120) days after the date any distribution was made by the Agent, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. The Agent shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.

                              8. INDEMNIFICATION

     8.1  INDEMNIFICATION OF THE AGENT AND THE BANKS.  Each Borrower hereby
          ------------------------------------------
agrees to indemnify and defend the Agent, each Bank and each Participant and their respective directors, officers, agents, employees and counsel, from and hold each of them harmless against, any and all losses, liabilities, claims, damages, interests, costs, judgments or expenses, including reasonable attorneys' fees, asserted against or incurred by any of them by or to any third party arising out of or in connection with any Bank's Commitment, this Agreement, or the Bank's financing of such Borrower's business and operations, except any such amount claimed by a Bank resulting from such Bank's gross negligence or wilful misconduct. All obligations provided for in this Section
8.1 shall survive any termination of this Agreement or the Notes, the repayment of indebtedness hereunder, or any action taken by any Bank in the enforcement of its rights and remedies, hereunder or thereunder, or any condition or event relating to any Borrower or its business or operations.

                               9. MISCELLANEOUS

     9.1  NOTICES.  All notices, requests, demands, directions and other
          -------
communications provided for herein (other than telephonic communications to be confirmed promptly thereafter in writing) shall be in writing (including communication by FAX) and mailed, FAXED or delivered in hand to the applicable party at the addresses and FAX numbers indicated opposite its signature on the signature pages hereto or at such other addresses or FAX numbers as such party may specify in prior written notice given to the Agent and the Company for itself and on behalf of the Subsidiary Borrowers. All such notices, requests, demands, directions and other communications shall, when mailed, or FAXED, be effective when deposited in the mails or sent by FAX, respectively, addressed as aforesaid, except that notices or requests or directions to the Agent pursuant to any provision hereof shall not be effective until received by the Agent.

     9.2  EFFECTIVE DATE, SUCCESSORS AND ASSIGNS AND SURVIVAL OF TERMS.  This
          ------------------------------------------------------------
Agreement shall become effective upon receipt by the Agent from all parties hereto of either an executed counterpart of this Agreement or written advice by telex, telegram or FAX that a counterpart has been executed by the respective party and is being concurrently sent to the Agent. The terms and provisions of this Agreement shall be binding upon the parties hereto and their respective successors and assigns except that no Borrower shall have the right to assign any of its rights hereunder or any interest of it herein without the written consent of all the Banks, and no Bank shall have the right to assign any of its rights under or interest in this Agreement or any Note without (i) the written consent of the Agent and the Company on behalf of the Borrowers received no later than 14 days prior to such proposed assignment, (ii) execution and delivery to the Agent and the Borrowers of an assignment agreement acceptable to the Agent and the Borrower, and (iii) payment to the Agent (by the proposed assignor or assignee) of an assignment fee of $3,000. All representations, warranties and agreements herein contained on the part of the Borrowers shall survive the execution of the Agreement and the execution of the Notes, the expiration or prior termination of the Commitments, the payment of interest or principal evidenced by any Note, and the payment of all fees and expenses, costs or other payments due hereunder.

     9.3  PARTICIPATIONS.  Each Borrower hereby acknowledges and agrees that any
          --------------
Bank may at any time grant participations in all or any portion of its Loans or its Note or of its right, title and interest therein or in or to this Agreement, (collectively, "PARTICIPATIONS") to any other lending office or to any other bank, lending institution, or any other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations (collectively, "PARTICIPANTS"); provided, however, that: (i) all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not granted such Participation, and (ii) any agreement pursuant to which any Bank may grant a participation in its rights with respect to any particular Loans (x) shall provide that with respect to any such Loans such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers relating to such Loans including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, (y) may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such amendment, modification or waiver would reduce the principal of or rate of interest on such Loans or postpone the date fixed for any payment of principal of or interest on such Loans, and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Loans hereunder. No Participant shall have the benefit of the provisions contained in Section 2.13 hereof. Nothing contained herein shall restrict the ability of any Bank to assign, pledge or hypothecate all or any portion of its Note to any Federal Reserve Bank.

     9.4  EXPENSES.  The Borrowers agree to pay the reasonable out-of-pocket
          --------
fees and expenses of the Agent incurred in connection with the negotiation and documentation of this Agreement, the Notes and all related documents, the enforcement of this Agreement and the Notes, and the enforcement of any other rights of the Banks in connection herewith and therewith. The Borrowers agree to pay the reasonable out-of-pocket fees and expenses of the Banks, including reasonable counsel fees, in connection with the enforcement of this Agreement and the Notes and the enforcement of any other rights of the Banks in connection herewith and therewith.

     9.5  MODIFICATIONS AND WAIVERS.  No modifications or waivers of any
          -------------------------
provision of this Agreement or any Note and no consent to any departure by any Borrower therefrom shall in any event be effective, unless the same shall be in writing, and approved by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that without the written consent of all of the Banks no such modification, waiver or consent shall (a) change the amount or maturity date of the principal of, or change the rate or extend the time of payment of interest on, any Loan, Letter of Credit Outstanding, or any fees hereunder, (b) change any of the terms of the Commitments, (c) change or affect the provisions of Section 2.1, Section 2.4(a)(2), Section 2.6, Section 2.7, Section 2.8,
Section 2.11, Section 2.12, Section 2.13, Section 2.14, Section 6.1, Section 6.2 or Section 8.1 hereof or modify the definition of "MAJORITY BANKS," (d) subordinate any Note in right of payment to any other indebtedness or obligation whatsoever, or (e) change or affect any provision of this Section 9.5.

     9.6  NO IMPLIED RIGHTS OR WAIVERS.  No notice to or demand on any Borrower
          ----------------------------
in any case shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of the Banks in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

     9.7  OFFSETS.  Nothing in this Agreement shall be deemed a waiver or
          -------
prohibition of any Bank's right of banker's lien or offset.

     9.8  APPLICATION OF PAYMENTS.  Subject to the provisions of Sections 2.10
          -----------------------
and 2.11, the Agent and each Bank agree that all payments on account of the Loans and Unpaid Drawings shall be applied by the Agent and the Banks as follows:

          (1) First, to the Agent for any fees, costs or expenses (including expenses described in Section 9.4) accrued to or incurred by the Agent under this Agreement or any of the Notes, then due and payable and not reimbursed by the Borrowers or the Banks until such fees, costs and expenses are paid in full;

          (2) Second, as to all Loans other than Swingline Loans and Bid Loans and other than Unpaid Drawings, to the Banks for their percentage shares of the Fees then due and payable under this Agreement until such Fee is paid in full;

          (3) Third, as to all Loans other than Swingline Loans and Bid Loans and other than Unpaid Drawings, to the Banks for their respective shares of all costs, expenses and fees then due and payable from the Borrowers until such costs, expenses and fees are paid in full;

          (4) Fourth, as to all Loans other than Swingline Loans and Bid Loans and other than Unpaid Drawings, to the Banks for their Commitment Percentages of all interest then due and payable from the Borrowers until such interest is paid in full, and, as to Swingline Loans, Bid Loans and Unpaid Drawings, to the Agent or the Bank advancing such Bid Loan or to which such Unpaid Drawing is due, respectively, in payment of all interest then due and payable with respect to the applicable Swingline Loan, Bid Loan or Unpaid Drawing; and

          (5) Fifth, as to all Loans other than Swingline Loans and Bid Loans and other than Unpaid Drawings, to the Banks for their Commitment Percentages of the principal amount of the Loans then due and payable from the Borrowers until such principal is paid in full, and, as to Swingline Loans, Bid Loans and Unpaid Drawings, to the Agent or the Bank advancing such Bid Loan or to which such Unpaid Drawing is due, respectively, in payment of the principal amount of such Swingline Loan, Bid Loan or Unpaid Drawing, until such principal is paid in full.

     9.9  COUNTERPARTS.  This Agreement and any amendment hereto or waiver of
          ------------
any provision hereof may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     9.10 GOVERNING LAW; SUBMISSION TO JURISDICTION, ENTIRE AGREEMENT.
          -----------------------------------------------------------

          (a) THIS AGREEMENT AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OF THE CONFLICT OF LAWS.

          (b) EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION OR PROCEEDING WHICH MAY BE BROUGHT AGAINST IT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTES EXECUTED AND DELIVERED HEREUNDER OR TO ENFORCE ANY COVENANT OR AGREEMENT CONTAINED HEREIN OR IN ANY NOTE, AND IN THE EVENT ANY SUCH ACTION OR PROCEEDING SHALL BE BROUGHT AGAINST IT, EACH BORROWER AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OF THE VENUE THEREOF IN ANY SUCH COURT. EACH BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY.

          (c) Each Borrower also agrees that any legal action or proceeding arising out of or in connection with this Agreement or any Note may be brought against it, at the sole election of the Banks in the jurisdiction of incorporation of any Subsidiary Borrower.

          (d) Each Subsidiary Borrower hereby agrees at all times to maintain, and the Company agrees to cause each Subsidiary Borrower at all times to maintain, the Company as its agent for service of process for all purposes of this Agreement and the Notes. Each Subsidiary Borrower hereby appoints the Company as its agent for such purpose and agrees that service may be made upon it by mailing to the attention of the Treasury Department, FAXING or delivering a copy of such process to it in care of the Company at the Company's address as provided in Section 9.1 hereof and it hereby irrevocably authorizes and directs the Company to accept such service on its behalf. As an alternative method of service, each Subsidiary Borrower also irrevocably consents to the service of process in any suit, action or proceeding in Pennsylvania or its home jurisdiction ar ising out of this Agreement or any Note by the mailing, FAXING or delivery of copies of such process to it at its address set forth on the signature pages hereto.

          (e) Each Borrower hereby waives as a defense in any action brought against it in respect of the Agreement or any Note, if brought in a court described above with respect to it, that such action has been brought in an inconvenient forum. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (f) To the extent, if any, to which any Borrower or any of its properties may be deemed to have or hereafter to acquire immunity from any judicial process or proceeding to enforce this Agreement or any Note or to collect amounts due hereunder or under any Note (including without limitation, attachment proceedings prior to judgment) in any jurisdiction, such Borrower waives such immunity and agrees not to claim the same.

          (g) This Agreement and the Notes issued hereunder constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

     9.11 SEVERABILITY OF PROVISIONS.  Any provision of this Agreement which is
          --------------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.12 CAPTIONS.  Article and section captions in this Agreement are included
          --------
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     9.13 PLURAL AND SINGULAR.  All words used herein in the plural shall be
          -------------------
deemed to have been used in the singular and all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require.

     9.14 JUDGMENT CURRENCY.  The obligations of the Borrowers in respect of any
          -----------------
sum due to any Bank or the Agent hereunder or under the Notes shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which sum was originally denominated or required to be paid (the "ORIGINAL CURRENCY"), be discharged only to the extent that on the Business Day following receipt by such Bank or the Agent of any sum adjudged to be so due in the Judgment Currency, such Bank or Agent, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Bank or the Agent, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Bank or the Agent, as the case may be, such Bank or the Agent agrees to remit such excess to the Company on behalf of the Borrowers.

     9.15 TERMINATION OF THE 1994 CREDIT.  Upon the execution and delivery of
          -------------------------------
this Agreement by the parties hereto that also are parties to the 1994 Credit, all agreements relating to any such facility shall be deemed terminated and be of no further force and effect without need of further action on the part of any Bank or any Borrower that is a party thereto, and any rights to prior notice of such termination provided thereunder are hereby waived; provided, however, that
                                                        --------  -------
such termination shall not relieve any Borrower that is a party to any such facility of any obligation with respect to fees, charges or other matters under or pertaining to such facilities, and all such fees and charges thereunder shall be paid upon the effective date of this Agreement.

[SIGNATURE PAGE TO ALCO STANDARD CORPORATION CREDIT AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized officers as of the date first above written.

[CORPORATE SEAL]                             ALCO STANDARD CORPORATION
Attest:

/s/Karin M. Kinney                           By:/s/O. Gordon Brewer, Jr.
------------------------------------            --------------------------------
Karin M. Kinney                                     O. Gordon Brewer, Jr.
Secretary of Alco Standard Corporation              Vice President-Finance
                                                    Treasury Department
                                                    825 Duportail Road
                                                    P.O. Box 834
                                                    Valley Forge, PA 19482
                                                    FAX No. (215) 296-8419

[CORPORATE SEAL]                             IKON OFFICE SOLUTIONS GROUP PLC
Attest:

/s/Karin M. Kinney                           By:/s/John E. Stuart
--------------------------------------          --------------------------------
Karin M. Kinney                              Name:  John E. Stuart
Secretary of Alco Standard Corporation       Title: Director

                                             By:/s/Kurt E. Dinkelacker
                                                --------------------------------
                                             Name:  Kurt E. Dinkelacker
                                             Title: Director
                                             Address:   Erskine House
                                                        Oak Hill Road, SevenOaks
                                                        Kent TN13 1NW
                                                        United Kingdom

[CORPORATE SEAL]                             IKON OFFICE SOLUTIONS, INC.
Attest:

/s/Karin M. Kinney                           By:/s/O. Gordon Brewer, Jr.
--------------------------------------          --------------------------------
Karin M. Kinney                              Name:
Secretary of Alco Standard Corporation       Title:
                                             Address:   100 King Street West,
                                                        Suite 6600
                                                        1 First Canadian Place
                                                        Toronto, Ontario M5X 1B8
                                                        Canada

[SIGNATURE PAGE TO ALCO STANDARD CORPORATION CREDIT AGREEMENT]


CORESTATES BANK, N.A.,                       FLEET NATIONAL BANK
 for itself and as Agent


By:/s/David W. Mills                         By:/s/Jeffrey C. Lynch
   -----------------------------                -----------------------------
       David W. Mills                               Jeffrey C. Lynch
       Vice President                               Vice President
       FC 1-8-3-16                                  777 Main Street
       1345 Chestnut Street                         MSN CTMOH24B
       Philadelphia, PA  19107                      Hartford, CT  06115
       FAX No. (215) 973-6745                       Fax No. 860-986-9378

                                             DEUTSCHE BANK AG, NEW YORK
BANK OF AMERICA ILLINOIS                     BRANCH AND/OR CAYMAN ISLANDS
                                             BRANCH

By:/s/George Poon                            By:/s/Hans-Josef Thiele
   -----------------------------                -----------------------------
       George Poon                                  Hans-Josef Thiele
                                                    Vice President

       231 South LaSalle Street
       Chicago, IL  60697
       Attn:  Celyndia Williams              By:/s/Belinda J. Wheeler
       Fax No. 312-874-9626                     -----------------------------
                                                    Belinda J. Wheeler
                                                    Assistant Vice President

       with a copy to:
       335 Madison Avenue, 5th Floor                31 West 52nd Street
       New York, NY  10017                          New York, NY  10019
       Attn: George Poon                            Fax No. 212-474-8212
       Fax No. 212-503-7173


THE CHASE MANHATTAN BANK, N.A.               NATIONSBANK N.A.


By:/s/Helene Santo                           By:/s/Rajesh Sood         .
   -----------------------------                -----------------------------
       Helene Santo                                 Rajesh Sood
       Vice President                               Vice President
       One Chase Manhattan Plaza, 5th Floor         100 North Tryon Street
       New York, NY  10081                          NC 1007-08-04
       Fax No. 212-552-7773                         Charlotte, NC  28255
                                                    Fax No. 704-388-0960

[SIGNATURE PAGE TO ALCO STANDARD CORPORATION CREDIT AGREEMENT]


TORONTO DOMINION (NEW YORK), INC.          FIRST UNION NATIONAL BANK


By:/s/Debbie Greene       .
   -----------------------------           By:/s/Elizabeth B. Styer
       Debbie Greene                          -----------------------------
       Vice President                             Elizabeth B. Styer
       909 Fannin Street, 17th Floor              Senior Vice President
       Houston, TX  77010                         Broad & Walnut Streets, PMB006
       Fax No. 713-951-9921                       Philadelphia, PA  19109
                                                  Fax No. 215-985-8793

PNC BANK, NATIONAL ASSOCIATION             SUNTRUST BANK, ATLANTA


By:/s/Victoria Ziff                        By:/s/Maria Mamilovich
   -----------------------------              -----------------------------
       Victoria Ziff                              Ms. Maria Mamilovich
       Vice President                             Vice President
       1600 Market Street
       Philadelphia, PA  19103
       Fax No. 215-585-5972                By:/s/Mary Anne Zagroba
                                              -----------------------------
                                           Name:   Mary Anne Zagroba
                                           Title:  Vice President

                                                   711 Fifth Avenue, 16th Floor
                                                   New York, NY  10022
                                                   Fax No. 212-371-9386

                                   SCHEDULE A

     Nikon Inc. v. IKON Office Solutions, Inc., et al. - On June 19, 1996,
     -------------------------------------------------
plaintiff filed a complaint in the U.S. District Court for the Eastern District of New York alleging trademark infringement, trademark dilution, false designation of origin, unfair competition and tortious interference with prospective business advantage. Plaintiff is seeking injunctive relief, restitution and damages. Although the allegations are being investigated, it is counsel's belief that all claims are without merit. Monetary damages are difficult to estimate at this time. However, IKON will vigorously defend its use of the IKON name.

                                   SCHEDULE B

All liens on any accounts or equipment giving rise to such accounts, arising in connection with the Securitizations reported in the September 30, 1996 financial statements.

                                                                       EXHIBIT A


                              SUBSIDIARY BORROWERS


                           IKON Office Solutions PLC
              IKON Office Solutions, Inc., a Canadian corporation

                                                                       EXHIBIT B

                       BANKS' COMMITMENTS AND PERCENTAGES

                                         REVOLVING
                                       CREDIT FACILITY
                                          COMMITMENT        COMMITMENT
            BANK                        (U.S. DOLLARS)      PERCENTAGE
CoreStates Bank, N.A.                    $ 55,000,000         13.75%

Bank of America Illinois                 $ 45,000,000         11.25%
The Chase Manhattan Bank, N.A.           $ 45,000,000         11.25%
Deutsche Bank AG, New York Branch        $ 45,000,000         11.25%
Nationsbank, N.A.                        $ 45,000,000         11.25%
Toronto Dominion (New York), Inc.        $ 45,000,000         11.25%

Fleet National Bank                      $ 30,000,000          7.50%
First Union National Bank                $ 30,000,000          7.50%
PNC Bank, National Association           $ 30,000,000          7.50%
SunTrust Bank, Atlanta                   $ 30,000,000          7.50%

                                         $400,000,000        100.00%

                                                                     EXHIBIT C-1

                         REVOLVING CREDIT FACILITY NOTE


U.S.$ (U.S. Dollar Equivalent)                                  Philadelphia, PA
[Bank's Revolving Credit Facility Commitment]                  December __, 1996


     FOR VALUE RECEIVED, ALCO STANDARD CORPORATION, an Ohio corporation, IKON OFFICE SOLUTIONS GROUP PLC and IKON OFFICE SOLUTIONS, INC., a Canadian corporation, (individually a "BORROWER" and together the "BORROWERS"), jointly and severally, hereby promise to pay to the order of __________________________ (the "BANK"), in lawful currency of the United States of America or in such other currencies as are provided in the Credit Agreement described below, in immediately available funds, at the account of the Agent, located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the Revolving Credit Facility Termination Date, or on such earlier date or dates as provided in the Credit Agreement described below, the principal sum of U.S.$[Bank's Revolving Credit Facility Commitment] or, if less, the then aggregate unpaid principal amount of all Revolving Credit Facility Loans made by the Bank to the Borrowers pursuant to the Credit Agreement.

     Each Borrower promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in Article 2 of the Credit Agreement.

     This Note is one of the Notes referred to in the Credit Agreement, dated December __, 1996 (as such may be further amended or modified from time to time after such date) among the Borrowers, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT") and is entitled to the benefits thereof. This Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Credit Facility Termination Date, in whole or in part, as provided in the Credit Agreement.

     In case an Event of Default shall occur and be continuing, the principal of and the accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

     Each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     Notwithstanding the face amount of this Note, the undersigneds' liability hereunder shall be limited at all times to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's Revolving Credit Facility Loans, including all principal and interest, together with all fees

                                     C-1-1
and expenses as provided in the Credit Agreement, all as established by the Bank's books and records which shall be conclusive absent manifest error.

     Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

     The liability of each Borrower under this Note and the Credit Agreement for any and all obligations of the Borrowers, individually and collectively, owed to the Banks under this Note and the Credit Agreement shall be unconditional and absolute irrespective of (a) any lack of enforceability of any obligation, (b) any change of the time, manner, place of payment, or any other term of any obligation, (c) any law, regulation or order of any jurisdiction affecting the genuineness, validity, or rights of the Banks, individually and collectively, with respect to any obligation or any instruments evidencing any obligation, or
(d) any other circumstance which might otherwise constitute a defense to or discharge of any Borrower. Each Borrower agrees that its obligations hereunder and under the Credit Agreement are irrevocable; that a separate action or actions may be brought and prosecuted against it regardless of whether any other Borrower is joined in any such action or actions; and that it waives the benefit of any statute of limitations affecting its liabilities hereunder and under the Credit Agreement or the enforcement hereof and thereof.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.

                                               ALCO STANDARD CORPORATION

                                               By:______________________________
                                               Title:

                                               IKON OFFICE SOLUTIONS GROUP PLC

                                               By:______________________________
                                               Title:

                                               By:______________________________
                                               Title:

                                               IKON OFFICE SOLUTIONS, INC.

                                               By:______________________________
                                               Title:

                                     C-1-2

                                                                     EXHIBIT C-2

                                 BID LOAN NOTE


U.S. $400,000,000.00                                            Philadelphia, PA
                                                               December __, 1996


     FOR VALUE RECEIVED, ALCO STANDARD CORPORATION, an Ohio corporation, IKON OFFICE SOLUTIONS GROUP PLC and IKON OFFICE SOLUTIONS, INC., a Canadian corporation (individually a "BORROWER" and together the "BORROWERS"), jointly and severally, as and to the extent provided in Section 2.5 of the Credit Agreement, hereby promise to pay to the order of __________________________ (the "BANK"), in lawful currency of the United States of America or in such other currencies as are provided in the Credit Agreement described below, in immediately available funds, at the account of the Agent, located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the Revolving Credit Facility Termination Date, or on such earlier date or dates as provided in the Credit Agreement described below, the principal sum of U.S. $400,000,000.00 or, if less, the then aggregate unpaid principal amount of all Bid Loans made by the Bank to the Borrowers pursuant to the Credit Agreement.

     Each Borrower promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in Article 2 of the Credit Agreement.

     This Bid Loan Note is one of the Bid Loan Notes referred to in the Credit Agreement, dated December __, 1996 (as such may be further amended or modified from time to time after such date) among the Borrowers, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT") and is entitled to the benefits thereof. This Bid Loan Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Credit Facility Termination Date, in whole or in part, as provided in the Credit Agreement.

     In case an Event of Default shall occur and be continuing, the principal of and the accrued interest on this Bid Loan Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

     Each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Bid Loan Note.

     Notwithstanding the face amount of this Bid Loan Note, the undersigneds' liability hereunder shall be limited at all times to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's Bid Loans, including all principal and interest, together with all fees and expenses as

                                     C-2-1
provided in the Credit Agreement, all as established by the Bank's books and records which shall be conclusive absent manifest error.

     Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

     The liability of each Borrower under this Bid Loan Note and the Credit Agreement for any and all obligations of the Borrowers, individually and collectively, owed to the Banks under this Bid Loan Note and the Credit Agreement shall be unconditional and absolute irrespective of (a) any lack of enforceability of any obligation, (b) any change of the time, manner, place of payment, or any other term of any obligation, (c) any law, regulation or order of any jurisdiction affecting the genuineness, validity, or rights of the Banks, individually and collectively, with respect to any obligation or any instruments evidencing any obligation, or (d) any other circumstance which might otherwise constitute a defense to or discharge of any Borrower. Each Borrower agrees that its obligations hereunder and under the Credit Agreement are irrevocable; that a separate action or actions may be brought and prosecuted against it regardless of whether any other Borrower is joined in any such action or actions; and that it waives the benefit of any statute of limitations affecting its liabilities hereunder and under the Credit Agreement or the enforcement hereof and thereof.

     THIS BID LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.

                                              ALCO STANDARD CORPORATION

                                              By:______________________________
                                              Title:

                                              IKON OFFICE SOLUTIONS PLC

                                              By:______________________________
                                              Title:

                                              By:______________________________
                                              Title:

                                              IKON OFFICE SOLUTIONS, INC.

                                              By:______________________________
                                              Title:

                                     C-2-2

                                                                     EXHIBIT C-3

                            SWINGLINE FACILITY NOTE


U.S. $25,000,000.00                                             Philadelphia, PA
                                                               December __, 1996


     FOR VALUE RECEIVED, ALCO STANDARD CORPORATION, an Ohio corporation, IKON OFFICE SOLUTIONS GROUP PLC and IKON OFFICE SOLUTIONS, INC., a Canadian corporation (individually a "BORROWER" and together the "BORROWERS"), jointly and severally, as and to the extent provided in Section 2.3 of the Credit Agreement, hereby promise to pay to the order of CORESTATES BANK, N.A. (the "AGENT"), in lawful currency of the United States of America or in such other currencies as are provided in the Credit Agreement described below, in immediately available funds, at the account of the Agent, located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the Revolving Credit Facility Termination Date, or on such earlier date or dates as provided in the Credit Agreement described below, the principal sum of U.S. $25,000,000.00 or, if less, the then aggregate unpaid principal amount of all Swingline Facility Loans made by the Agent to the Borrowers pursuant to the Credit Agreement.

     Each Borrower promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in Article 2 of the Credit Agreement.

     This Swingline Facility Note is one of the Swingline Facility Notes referred to in the Credit Agreement, dated December __, 1996 (as such may be further amended or modified from time to time after such date) among the Borrowers, the financial institutions from time to time party thereto and the Agent (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT") and is entitled to the benefits thereof. This Swingline Facility
Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Credit Facility Termination Date, in whole or in part, as provided in the Credit Agreement.

     In case an Event of Default shall occur and be continuing, the principal of and the accrued interest on this Swingline Facility Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

     Each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Swingline Facility Note.

     Notwithstanding the face amount of this Swingline Facility Note, the undersigneds' liability hereunder shall be limited at all times to the actual aggregate outstanding indebtedness to the Agent relating to the Agent's Swingline Facility Loans, including all principal and interest, together with

                                     C-3-1
all fees and expenses as provided in the Credit Agreement, all as established by the Agent's books and records which shall be conclusive absent manifest error.

     Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

     The liability of each Borrower under this Swingline Facility Note and the Credit Agreement for any and all obligations of the Borrowers, individually and collectively, owed to the Agent under this Swingline Facility Note and the Credit Agreement shall be unconditional and absolute irrespective of (a) any lack of enforceability of any obligation, (b) any change of the time, manner, place of payment, or any other term of any obligation, (c) any law, regulation or order of any jurisdiction affecting the genuineness, validity, or rights of the Agent with respect to any obligation or any instruments evidencing any obligation, or (d) any other circumstance which might otherwise constitute a defense to or discharge of any Borrower. Each Borrower agrees that its obligations hereunder and under the Credit Agreement are irrevocable; that a separate action or actions may be brought and prosecuted against it regardless of whether any other Borrower is joined in any such action or actions; and that it waives the benefit of any statute of limitations affecting its liabilities hereunder and under the Credit Agreement or the enforcement hereof and thereof.

     THIS SWINGLINE FACILITY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.

                                              ALCO STANDARD CORPORATION

                                              By:______________________________
                                              Title:

                                              IKON OFFICE SOLUTIONS GROUP PLC

                                              By:______________________________
                                              Title:

                                              By:______________________________
                                              Title:

                                              IKON OFFICE SOLUTIONS, INC.

                                              By:______________________________
                                              Title:

                                     C-3-2

                                                                       EXHIBIT D
                                                                       ---------

                        WILLIAM F. DRAKE, JR., ESQUIRE
                                GENERAL COUNSEL
                           ALCO STANDARD CORPORATION


                                  December __, 1996


CoreStates Bank, N.A.
Itself and as Agent to
Each of the Banks Named on
Exhibit A Attached Hereto
Broad & Chestnut Streets
Philadelphia, PA  19107

Attn:  Mr. David W. Mills
       Vice President

         Re: Credit Agreement, dated December ___, 1996 among Alco Standard Corporation and certain subsidiaries and the Banks named on Schedule A attached hereto with CoreStates Bank, N.A., as Agent
              ------------------------------------------------------------
Gentlemen:

     As General Counsel of Alco Standard Corporation, an Ohio corporation (the "COMPANY"), I have served as counsel to the Company in connection with a Credit Agreement, dated December __, 1996 (the "CREDIT AGREEMENT"), among the Company, certain subsidiaries of the Company, the Banks named on Exhibit A attached hereto and CoreStates Bank, N.A., as Agent for the Banks. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     I have examined the Credit Agreement with its exhibits and the originals or copies, certified or otherwise authenticated to my satisfaction, of the Certificate of Incorporation and Code of Regulations, both as amended to date, of the Company and such other documents and instruments, and have made such further inquiries of law and fact, as I have deemed appropriate for purposes of this opinion.

     Based upon the foregoing, I advise you that, in my opinion:

     1. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of incorporation and has all the corporate power and authority necessary to own its properties and to carry on its business as now being conducted and as is presently proposed to be conducted and, in the case of the Company, to enter into and perform its obligations under each of the Credit Agreement and the Notes. Further, the Company and each Subsidiary is qualified as a foreign corporation in the various jurisdictions wherein the nature of the business they transact makes such qualification necessary.

     2. The execution, delivery and performance by the Company and its Subsidiaries of the Credit Agreement and the Notes have been duly authorized by all necessary corporate action on its part. Neither the execution, delivery, issuance and performance by the Company nor its Subsidiaries of this Agreement nor the Notes (i) require any consent or approval of any shareholder of the Company or any Subsidiary, as such, or of any public authority, (ii) violate any provision of law (including without limitation any usury law) or any provision of the Certificate of Incorporation or the Code of Regulations of the Company or any rule or regulation (including without limitation Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect and having application to the Company, or (iii) result in any breach of, or constitute a default under, or result in the creation or imposition of any lien or charge upon any property of the Company or any Subsidiary pursuant to the terms of, the Certificate of Incorporation or Code of Regulations of the Company, the applicable corporate documents of any Subsidiary or any indenture, loan or credit agreement or other agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject. Neither the Company nor any Subsidiary is in default under any such law, order, writ, judgment, injunction, decree, determination or award to an extent that would adversely affect the ability of the Company to perform its obligations under this Credit Agreement or the Notes.

     3. Each of the Credit Agreement and the Notes has been duly executed, delivered and issued by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The obligation of the Company includes but is not limited to the obligation to pay the aggregate unpaid principal amount of all Loans made by the Banks pursuant to the Credit Agreement whether or not the Company was the Borrower at the time the Loan was made. The foregoing opinions as to enforceability are subject to bankruptcy, insolvency, reorganization, moratorium and other laws and equitable principles affecting the enforceability of creditors' rights generally. No authorization, consent, approval, license, exemption of or filing or registration with any court or other tribunal or any governmental department, commission, board, bureau or agency, domestic or foreign, is or under present law will be necessary to the valid execution, delivery or performance by the Company of the Credit Agreement or any Note.

     4. There are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary or any of their assets or properties before any court or other tribunal or any governmental department, commission, board, bureau or agency, domestic or foreign, which, if determined adversely to the Company or any Subsidiary, could have a material adverse effect on the financial condition, operations or properties of the Company or any Subsidiary or on the ability of the Company to perform its obligations under the Credit Agreement or the Notes. I am not aware of any challenge in any pending or threatened action or proceeding to any material patent, copyright, franchise or other right owned, leased or otherwise held by the Company or any Subsidiary.

     5. Except for Partners Securities Company, neither the Company nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stocks (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System). Assuming all of the proceeds of each of the Loans will be applied duly in accordance with the provisions of the Credit Agreement, no part of the proceeds of any Loan made under the Credit Agreement will be applied for the purpose of purchasing or carrying any margin stocks or of refinancing any credit previously extended or of extending credit to others for the purpose of purchasing or carrying any such margin stocks.

     6. None of the Banks will be required, by reason of the execution and delivery of the Credit Agreement and the making of the Loans, to register or qualify to do business under any law of the Commonwealth of Pennsylvania relating to the registration or qualification of foreign corporations. There are no documentary stamp taxes payable in connection with the execution and delivery of any of the Credit Agreement or the Notes.

     This Opinion is intended solely for the benefit of, and may only be relied upon by, the Agent and each of the Banks.

                                       Very truly yours,



                                       William F. Drake, Jr.
                                       General Counsel

                                   EXHIBIT A


                                     BANKS

CoreStates Bank, N.A.
Bank of America Illinois
The Chase Manhattan Bank
Deutsche Bank AG, New York Branch
Nationsbank, N.A.
Toronto Dominion (New York), Inc.
Fleet National Bank
First Union National Bank
PNC Bank, National Association
SunTrust Bank, Atlanta

                                                                       EXHIBIT E
                                                                       ---------



                              December __, 1996


CoreStates Bank, N.A.
Itself and as Agent to
Each of the Banks Named on
Exhibit A Attached Hereto
Broad & Chestnut Streets
Philadelphia, PA  19107

Attn:  Mr. David W. Mills
       Vice President

        Re: Credit Agreement, dated December ___, 1996 among Alco Standard
            Corporation and certain subsidiaries and the Banks named on Schedule A attached hereto with CoreStates Bank, N.A., as Agent
            -------------------------------------------------------------
Gentlemen:

1. We have acted as legal advisers in [England] to [name of subsidiary] ALCO OFFICE PRODUCTS (U.K.) PLC (the "COMPANY") in connection with a credit agreement dated as of December 1, 1994 made between the Company and Alco Standard Corporation (the "BORROWERS"), the Banks named on Exhibit A attached hereto (the "BANKS") and CoreStates Bank, N.A. (as Agent for the Banks) relating to the granting of a facility of up to $400,000,000 by the Banks to the Borrowers (the "CREDIT AGREEMENT").

2. Terms defined in the Credit Agreement have the same meanings when used in this opinion.

3.   For the purposes of this opinion, we have examined the following documents:

     (a)   draft [certified] copy of the Credit Agreement;

     (b) a [certified] copy of resolutions of the Board of Directors (and/or a duly constituted and authorized committee thereof) of the Company relating (inter alia) to the Credit Agreement;

     (c) a [certified] copy of the [Memorandum and Articles of Association] [applicable charter documents] of the Company;

     (d) a [certified] copy of resolutions, signed by all the shareholders of the Company, relating to the assumption of joint liability under the Credit Agreement; and

     (e) [microfiches of the Company's files at the Companies Registry in London as at _____________, 199__.]

4. Except as stated above, we have not examined any contracts, instruments or other documents entered into by or affecting the Company or any corporate records of the Company and have not made any other inquiries concerning the Company or made any search at [the High Court, Strand, London] in respect of winding-up or similar petitions.

5. We have not investigated the laws of any country other than [England] [jurisdiction of incorporation] and this opinion is given only with respect to [English] law. We assume that no foreign law affects any of the conclusions stated below. We have not investigated whether the Company is or will by reason of the transactions and matters contemplated by the Credit Agreement be in breach of any of its obligations under any agreement, document, deed or instrument.

6. Based upon the foregoing and subject to any matters not disclosed to us, and subject to the qualifications set out below we are of the opinion that:

     (1) The Company is a [limited liability] [public liability] company, duly incorporated and subsisting under the laws of [England];

     (2) The Company has all requisite corporate power to enter into and perform the Credit Agreement and the transactions contemplated thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Agreement and the transactions and matters contemplated thereby;

     (3) The entry into and performance of the Credit Agreement by the Company and the transactions and matters contemplated thereby to be undertaken by the Company do not and will not violate the [Memorandum of Articles of Association] [charter documents] of the Company;

     (4) No authorizations, approvals, consents, licenses, exemptions, filing, registrations or other requirement of governmental, judicial and public bodies and authorities of or in [England] are required in connection with the entry into, performance, validity or enforceability of the Credit Agreement;

     (5) Subject to its enforceability under the laws of the Commonwealth of Pennsylvania (and to the assumptions and qualifications set out in this letter), the Credit Agreement would be enforceable against the Company in [England] and the Credit Agreement contains, subject as otherwise provided herein, no provisions which (if it were subject to, and construed in accordance with, [English] law) would be contrary to law or public policy in [England] or which would for any reason not be upheld by the courts in [England];

     (6) The choice of the law of the Commonwealth of Pennsylvania to govern the Credit Agreement would be recognized and enforced by the courts in [England] save that there is some doubt in the event that a contract is avoided, as to whether as a matter of [English] law the choice of law provision would survive;

     (7) The submission to the jurisdiction of the courts in the Commonwealth of Pennsylvania as set out in the Credit Agreement constitutes a valid submission by the Company;

     (8) A judgment of a competent state or federal court sitting in the Commonwealth of Pennsylvania finally and conclusively establishing a debt should be capable of enforcement in the competent courts of [England] without a re-examination of the merits, provided that the defendant may have defenses open to it and enforcement may not be permitted if, inter alia, the judgement was obtained by fraud, was contrary to public policy of [English] law, relates to foreign penal or revenue laws, is contrary to natural justice, amounts to judgement on a matter previously determined by an [English] court, is given in proceedings brought in breach of agreement for settlement of disputes [or if enforcement of the judgement is restricted by the provisions of the Protection of Trading Interests Act 1980];

     (9) To ensure the legality, validity, enforceability or admissibility into evidence of the Credit Agreement in the courts of [England], it is not necessary that the Credit Agreement be registered, notarized, filed or recorded with any court or other authority in [England] or that any stamp or similar tax be paid with respect thereto in [England];

     (10) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any government department or regulatory authority, is necessary under the laws of [England and Wales] as a condition to the lawful execution, delivery and performance of the Credit Agreement.

7.   The searches made on [       ] 1996 at [the Companies Registry] revealed no
     order or resolution for the winding-up or order for the administration of the Company and no notice of the appointment of a receiver, liquidator or similar person; but such a search is not capable of revealing whether or not a winding-up petition has been presented, and notice of an order or resolution for winding-up or an order for administration or notice of the appointment of a receiver, liquidator or similar person may not be filed at [the Companies Registry] immediately.

8.   This opinion is given subject to the following qualifications:

(a) the opinion is an opinion with respect to the matters referred to above in so far as only [English domestic] law (as in force on the date of this opinion) will itself determine those matters in the [English] Courts; and we express no opinion as to the effect of any other law which may be held to be applicable in determining any such matter or as to the enforceability in any other jurisdiction of any judgement which may be obtained in the [English] courts. An obligation to be performed in any other jurisdiction may not be enforceable in [England] in so far as its performance would be illegal, void or unenforceable under the laws of that other jurisdiction;

(b) the enforcement of a claim may be or become subject to a right of set-off or a counter-claim [or subject to any limitations imposed by the Limitation Act of 1980 or by liquidation, bankruptcy, insolvency, reorganization, reconstruction or similar laws of general application];

(c)  we assume:

     (i) that the Credit Agreement is within the capacity and powers of and has been validly authorized, executed and delivered by each person (except the Company) who is a party to the Credit Agreement;

     (ii) the genuineness of all signatures, the authenticity and completeness of every document submitted to us as an original document, the conformity to the original document and completeness of every document submitted to us as a certified or photostatic copy of any document and the authenticity of its original; and

     (iii) [that the resolutions of the board of directors of the Company were duly passed at a meeting of properly appointed directors duly convened and held, that a duly qualified quorum of such directors present throughout the meeting voted in favor of approving the resolutions, that any provisions contained in the Companies Act 1985 or in the Company's Articles of Association relating to the declaration of directors' interests or the power of interested directors to vote were duly observed and that those resolutions have not been rescinded or varied;]

     (iv) the accuracy of all representations as to fact made in the Credit Agreement by the Company;

     (v) that immediately after the execution of the Credit Agreement the Company was solvent;

     [(vi) [that none of the transactions contemplated by the Credit Agreement constituted financial assistance for the purposes of Section 151 of the Companies Act 1985.]

     (d) [English] Courts are prepared to render judgements for a monetary amount in foreign currencies but the judgement may be converted into [sterling] for enforcement purposes. Foreign currency amounts claimed in an [English] liquidation must be converted into [sterling] at the rate prevailing at the commencement of the liquidation;

     (e) a certificate, determination, notification or opinion of the Banks or the Agent as to any matters provided for in the Credit Agreement might be held by the [English] Courts not to be conclusive;

     (f) an [English] Court might not enforce a provision of a document providing that an obligation of any party is to survive a judgement on such document whether obtained in [England] or elsewhere on the ground that such obligation would be discharged by a judgement;

     (g) an [English] Court may stay proceedings if concurrent proceedings are being brought elsewhere;

     (h) equitable remedies, such as orders for specific performance or the issue of an injunction, are available only at the discretion of the Court and are not normally awarded if an award of damages is considered an adequate remedy;

     (i) an [English] Court may recognize oral amendments to the Credit Agreement by the parties thereto notwithstanding provisions therein to the contrary;

     (j) the question of whether or not any provisions of the Credit Agreement which may be invalid on account of illegality may be severed from the other provisions thereof in order to preserve the validity of those other provisions would be determined by an [English] Court in its discretion;

     (k) an [English] company only has authority to carry on those businesses specified in [the objects Clause of its Memorandum of Association];

     (l) in relation to the opinion expressed at paragraph 6(5) above, the Courts in [England] would not enforce the Credit Agreement if the application of principles of the law of the Commonwealth of Pennsylvania to the Credit Agreement would involve applying foreign penal, revenue or public laws or involve applying foreign expropriatory legislation or was contrary to public policy of [English] law;

     (m) the effectiveness of terms exculpating a party from a liability or duty otherwise owed (including liability arising out of the non-payment of stamp duty) is limited by law;

     (n) we have not been involved in the drafting, preparation or negotiation of the Credit Agreement and accordingly express no opinion as to the sufficiency or effectiveness of the Credit Agreement to achieve the purposes contemplated by the parties thereto;

     (o) whilst we are of the opinion that the Company has the necessary powers under its [Memorandum and Articles of Association] to assume the joint liability for the whole of the amounts due under the Credit Agreement, the directors of the Company must exercise those powers bona fide in the interest of the Company which may involve demonstrating a sufficient commercial benefit for the Company from the arrangements contemplated by the Credit Agreement as to which we express no opinion;

     (p) an [English] Court may refuse to give effect to paragraph 8.1 of the Credit Agreement in respect of the costs of unsuccessful litigation brought before an [English] Court or where the Court has itself made an order for costs;

     (q) a provision of the Credit Agreement providing for a higher rate of interest to be paid on overdue sums may amount to a penalty if not found to represent a genuine pre-estimate of loss and may therefore not be recoverable;

     (r) the obligations of the Company under the Credit Agreement are subject to all laws affecting creditors' rights generally;

     (s) so far as they relate to United Kingdom stamp duties, the undertakings and indemnities given by the Company in Sections 2.10(b) and 8.1 of the Credit Agreement may be void under Section 117 of the Stamp Act of 1891.

9. This opinion is given for the sole benefit of the person(s) to whom it is addressed and is not to be relied upon by or communicated to any other person or for any other purpose, nor is it to be quoted or referred to in any public document or made public in any way or filed with anyone without our prior written consent, save that it may be referred to in any proceedings against us upon this opinion itself.

                              Yours faithfully,

                                  EXHIBIT F-1

                        FORM OF COMPETITIVE BID REQUEST

                                      ___________, 19__


CORESTATES BANK, N.A., as Agent
1339 Chestnut Street
Philadelphia, PA  19101
Attention:  Stacy Shegda
Telecopier No.: (215) 973-1887

     Re: Credit Agreement, dated December __, 1996 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among Alco Standard Corporation, certain Subsidiaries party thereto, certain Banks party thereto, and CoreStates Bank, N.A., as agent (the "Agent"). (The terms defined in the Credit Agreement are used herein as defined therein.)
          -----------------------------------------------------------

Ladies and Gentlemen:

          Pursuant to Section 2.5(c) of the Credit Agreement, Alco Standard Corporation (the "Borrower") hereby requests offers to make the Bid Loans specified herein:

     (1) The date of the proposed Bid Borrowing is ___________, 199__ (which day is a Banking Business Day).

     (2)  The aggregate amount of the proposed Bid Borrowing is $________./*/

     (3) The Competitive Bids requested are for Bid Loans in the following amounts and having the following Bid Loan Durations:

     Principal Amount        Bid Loan Duration/**/
     ----------------        -----------------

     ________________        ______________________

     ________________        ______________________

__________________________________

/*/ Insert an amount which is a minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof.

/**/ The minimum Bid Loan Duration is 7 days and the maximum Bid Loan Duration is 180 days and no more than two Bid Loan Durations may be requested in a single Competitive Bid Request.

                                     F-1-1

     (4) Borrower's Account to which the proceeds of the Bid Loan should be credited: __________________.

          Borrower hereby certifies that the following statements are true and correct on and as of the date hereof, and will be true and correct on and as of the date of the proposed Bid Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of Borrower contained in the Credit Agreement (except to the extent such representations and warranties by their express terms relate to an earlier date) are true and correct in all material respects and will be true and correct in all material respects on the date of the Bid Borrowing as if made on and as of such date;

          (b) Borrower has complied and on the date of the proposed Bid Borrowing will be in compliance with all the terms, covenants and conditions of the Credit Agreement; and

          (c) no Event of Default or event which with the giving of the notice or lapse of time, or both would constitute such Event of Default exists or shall result from the proposed Bid Borrowing.

     You are hereby authorized to debit our demand deposit account in the amount of $300 in payment of the service fee due the Agent in connection with this request.

                                 Very truly yours,

                                 ALCO STANDARD CORPORATION


                                 By:___________________________
                                    Name:
                                    Title:

                                     F-1-2

                                  EXHIBIT F-2

                            FORM OF COMPETITIVE BID

                                      ___________, 19__


CORESTATES BANK, N.A., as Agent
1339 Chestnut Street
Philadelphia, PA  19101
Attention:  Stacy Shegda
Telecopier No.: (215) 973-1887

     Re: Credit Agreement, dated December __, 1996 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among Alco Standard Corporation, certain Subsidiaries party thereto, certain Banks party thereto, and CoreStates Bank, N.A., as agent (the "Agent"). (The terms defined in the Credit Agreement are used herein as defined therein.)
          -----------------------------------------------------------

Ladies and Gentlemen:

          In response to the Competitive Bid Request made by Alco Standard Corporation (the "Borrower") dated ________________ ___, 19__ and in accordance with Section 2.5(c) of the Credit Agreement, the undersigned Bank offers to make Bid Loan(s) thereunder in the following principal amount(s) at the following interest rate(s) for the following Bid Loan Durations:

Borrowing Date:  ________________ __, 19__


Offer 1:  Maximum Amount $_______________; Minimum Amount  $________________./*/

BID LOAN DURATION     PRINCIPAL AMOUNT     ABSOLUTE RATE
-----------------     ----------------     -------------

_________________     ________________     _____________

Offer 2:  Maximum Amount $_________________; Minimum Amount $_______________./*/

BID LOAN DURATION     PRINCIPAL AMOUNT     ABSOLUTE RATE
-----------------     ----------------     -------------

_________________     ________________     _____________

/*/    Not less than $1,000,000

                                     F-2-1

     Acceptance of any bid contained herein is subject to compliance with the terms and conditions of the Credit Agreement.

                                 [NAME OF BANK]


                                 By:____________________________
                                    Name:
                                    Title:

                                     F-2-2

                                  EXHIBIT F-3

                            FORM OF BID LOAN NOTICE


                                      ___________ ___, 19__


CORESTATES BANK, N.A., as Agent
1339 Chestnut Street
Philadelphia, PA  19101
Attention:  Stacy Shegda
Telecopier No.: (215) 973-1887

     Re: Credit Agreement, dated December __, 1996 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among Alco Standard Corporation, certain Subsidiaries party thereto, certain Banks party thereto, and CoreStates Bank, N.A., as agent (the "Agent"). (The terms defined in the Credit Agreement are used herein as defined therein.)
          -----------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 2.5(c) of the Credit Agreement, Alco Standard Corporation (the "Borrower") hereby notifies you of the Borrower's acceptance of the following offers made by the Banks in response to the Competitive Bid Request submitted on __________________, 19__:


          Borrowing Date:  _________________, 19___.


Name of         Bid Loan        Absolute        Principal Amount
  Bank          Duration          Rate            of Bid Loan
  ----          --------          ----            -----------

_________       ________        _________       ________________

_________       ________        _________       ________________

_________       ________        _________       ________________

_________       ________        _________       ________________


                                     F-3-1

     Borrower hereby certifies that its acceptance of the offers listed above complies with the terms of the Credit Agreement, including, but not limited to,
Section 2.5(c). Borrower hereby confirms and restates each of the statements certified by it in the Competitive Bid Request relating to this Bid Loan Notice and further certifies that after giving effect to the above Bid Loans, there will not be more than five (5) Bid Loans outstanding and the outstanding aggregate principal amount of all Loans will not exceed the Revolving Credit Facility Commitment.

                                 Very truly yours,

                                 ALCO STANDARD CORPORATION


                                 By:__________________________
                                    Name:
                                    Title:



______________________

* Acceptance of each Bid Borrowing must be in a minimum aggregate principal amount of $10,000,000 or in any multiple of $1,000,000 in excess thereof, and acceptance of each Bid Loan must be in a minimum principal amount of $10,000,000 or in any multiple of $1,000,000 in excess thereof.